PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION" AND THE CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)





                              AMENDED AND RESTATED
                        CHIP AND PULPLOG SUPPLY AGREEMENT









                                     BETWEEN

                             3264891 CANADA LIMITED
                             3264912 CANADA LIMITED

                                       AND

                            TIMBERWEST FOREST LIMITED









                                  JUNE 23, 1997

                              AMENDED AND RESTATED
                        CHIP AND PULPLOG SUPPLY AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1.        INTERPRETATION..................................................................................2
         1.1.     Definitions.....................................................................................2
         1.2.     Currency........................................................................................5
         1.3.     References......................................................................................6
         1.4.     Construction....................................................................................6
         1.5.     Governing Law...................................................................................6
         1.6.     Schedules.......................................................................................6

ARTICLE 2.        FIBRE COMMITMENT................................................................................6
         2.1.     Committed Volume................................................................................6
         2.2.     Exclusions......................................................................................6
         2.3.     Term............................................................................................7
         2.4.     Out of Province Opportunities...................................................................7

ARTICLE 3.        PRODUCTION NOTICES..............................................................................7
         3.1.     Anticipated Volume..............................................................................7
         3.2.     Notice of Further Volume........................................................................7

ARTICLE 4.        MINIMUM VOLUME REQUIREMENTS.....................................................................8
         4.1.     Minimum Annual Volume...........................................................................8
         4.2.     Annual Volume Shortfall.........................................................................8
         4.3.     Shortfall Notice................................................................................9
         4.4.     Immediate Remedy................................................................................9
         4.5.     Failure to Deliver Notice......................................................................10
         4.6.     Make-Up Notice.................................................................................11
         4.7.     No Shortfall...................................................................................11
         4.8.     Minimum Five-Year Volume.......................................................................11
         4.9.     Five-Year Shortfall............................................................................11
         4.10.    Final Five-Year Adjustment.....................................................................12
         4.11.    Shortfall Mitigation...........................................................................12

ARTICLE 5.        PRICE AND PAYMENT FOR CHIPS....................................................................13
         5.1.     Chip Price.....................................................................................13
         5.2.     Payment........................................................................................13
         5.3.     Production Costs...............................................................................13

ARTICLE 6.        CHIP MEASUREMENT, TESTING AND SPECIFICATIONS...................................................13
         6.1.     Optimization of Chip Quality...................................................................13
         6.2.     Measurement of Volume..........................................................................14
         6.3.     Interim Measurement............................................................................14
         6.4.     Measurement of Chip Volume.....................................................................14
         6.5.     Conversion Factors.............................................................................14


         6.6.     Application....................................................................................14
         6.7.     Variation of Chip Specifications...............................................................14
         6.8.     Inspection of Testing..........................................................................15
         6.9.     Rejection of Individual Loads..................................................................15
         6.10.    Costs of Disposal..............................................................................15
         6.11.    No Waiver......................................................................................15
         6.12.    Third Party Deliveries.........................................................................15

ARTICLE 7.        DELIVERY OF CHIPS..............................................................................16
         7.1.     Loading Facilities.............................................................................16
         7.2.     Elk Falls Chip Conveying System................................................................16
         7.3.     Current Manufacture............................................................................16
         7.4.     Rate of Delivery...............................................................................16
         7.5.     Transportation.................................................................................16
         7.6.     TimberWest Responsibilities....................................................................17
         7.7.     Species Segregation............................................................................18

ARTICLE 8.        PRICE AND PAYMENT FOR PULPLOGS.................................................................18
         8.1.     Pulplog Price..................................................................................18
         8.2.     Dispute of Purchase Price......................................................................18
         8.3.     Payment........................................................................................18
         8.4.     Vancouver Log Market...........................................................................19
         8.5.     Interfor Log Supply Agreement..................................................................19

ARTICLE 9.        PULPLOG SALE PROCEDURES........................................................................19
         9.1.     Notice of Availability.........................................................................19
         9.2.     Inspection and Acceptance......................................................................20
         9.3.     Agreement on Price.............................................................................20
         9.4.     Use of Telephone...............................................................................20
         9.5.     Delivery of Pulplogs...........................................................................20
         9.6.     Availability...................................................................................20
         9.7.     Costs up to Delivery...........................................................................20
         9.8.     Boomsticks.....................................................................................20
         9.9.     Boomgear Deposit...............................................................................20
         9.10.    Pulplog Specifications.........................................................................21
         9.11.    Scaling........................................................................................21
         9.12.    Checkscaling...................................................................................21
         9.13.    Condition of Parcels...........................................................................22
         9.14.    Log Sale Practices.............................................................................22

ARTICLE 10.       CUSTOM CHIPPING................................................................................22
         10.1.    Custom Chipping................................................................................22
         10.2.    Pulplogs.......................................................................................22
         10.3.    Other Arrangements.............................................................................22

ARTICLE 11.       TITLE AND RISK.................................................................................23
         11.1.    Title..........................................................................................23


ARTICLE 12.       COVENANTS......................................................................................23
         12.1.    Covenants of FCCL..............................................................................23
         12.2.    Covenants of TimberWest........................................................................24
         12.3.    Certificate of Officer.........................................................................24

ARTICLE 13.       DEFAULT........................................................................................25
         13.1.    Event of Default...............................................................................25
         13.2.    Remedies.......................................................................................25
         13.3.    Consequential Damages..........................................................................25

ARTICLE 14.       DISPOSITIONS BY TIMBERWEST.....................................................................26
         14.1.    Dispositions by TimberWest.....................................................................26
         14.2.    Material Part..................................................................................26
         14.3.    Excepted Timberlands...........................................................................27
         14.4.    Lender Status..................................................................................27
         14.5.    Breach.........................................................................................28
         14.6.    Release of TimberWest..........................................................................28

ARTICLE 15.       FORCE MAJEURE AND CURTAILMENT..................................................................28
         15.1.    Affecting FCCL.................................................................................28
         15.2.    Market Conditions..............................................................................29
         15.3.    Proportionate Curtailment......................................................................29
         15.4.    No Cumulative Obligation.......................................................................30
         15.5.    Alternative Disposition........................................................................30
         15.6.    Affecting TimberWest...........................................................................30
         15.7.    Credit to Volume Commitments (TimberWest Curtailment)..........................................31
         15.8.    Advance Warning................................................................................31
         15.9.    Reasonable Estimate............................................................................31
         15.10.   FCCL Estimate Notice...........................................................................32
         15.11.   TimberWest Estimate Notice.....................................................................32

ARTICLE 16.       ARBITRATION....................................................................................32
         16.1.    Arbitration....................................................................................32
         16.2.    Timely Decisions...............................................................................33

ARTICLE 17.       GENERAL........................................................................................33
         17.1.    Maintenance of Records.........................................................................33
         17.2.    Notices........................................................................................33
         17.3.    Time...........................................................................................34
         17.4.    Further Assurances.............................................................................34
         17.5.    Waivers........................................................................................34
         17.6.    Assignment by FCCL.............................................................................34
         17.7.    Confidentiality................................................................................35
         17.8.    Action by FCCL.................................................................................35
         17.9.    Nature of Obligations..........................................................................35
         17.10.   Restatement of Original Agreement..............................................................35
         17.11.   Enurement......................................................................................36

SCHEDULE A        PART I - CHIP SPECIFICATIONS
                  PART II - PULPLOGS

SCHEDULE B        TIMBERWEST FACILITIES

SCHEDULE C        TIMBER TENURES

SCHEDULE D        MINIMUM VOLUME CALCULATIONS

                              AMENDED AND RESTATED
                        CHIP AND PULPLOG SUPPLY AGREEMENT



THIS AGREEMENT made as of the 23rd day of June, 1997,

BETWEEN:

                  3264891 CANADA LIMITED and 3264912 CANADA LIMITED, each a Canadian corporation with an office at 9th Floor, 700 West Georgia Street, Vancouver, British Columbia

                  (collectively "FCCL")

                                                              OF THE FIRST PART,

AND:

                  TIMBERWEST FOREST LIMITED, a British Columbia company with an office at 7th Floor, 700 West Georgia Street, Vancouver, British Columbia

                  ("TimberWest")

                                                             OF THE SECOND PART.

WHEREAS:

A. By an agreement dated the 16th day of December, 1993 entitled "Chip and Pulplog Supply Agreement" among Fletcher Challenge Canada Limited, Elk Falls Forest Industries Limited and TimberWest as amended by an agreement dated January 19, 1996 among the same parties and TimberNorth Forest Limited (collectively the "Original Agreement") TimberWest agreed to sell and Fletcher Challenge Canada Limited and Elk Falls Forest Industries Limited agreed to purchase wood chips and pulplogs, produced, directly or indirectly, by TimberWest;

B. On October 25, 1996, 3264891 Canada Limited acquired the Crofton pulp mill from Fletcher Challenge Canada Limited and 3264912 Canada Limited acquired the Elk Falls pulp mill from Elk Falls Forest Industries Limited;

C. By an assignment made October 25, 1996 Fletcher Challenge Canada Limited and Elk Falls Forest Industries Limited assigned their right, title and interest in the Original Agreement to FCCL;

D. TimberWest has on the date of this agreement transferred its Williams Lake facilities and related operations to a third party;

E. The parties have agreed to amend the Original Agreement as at the date of this Agreement by restating that agreement as amended as set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants hereafter set out, the parties agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement:

         (A) "AFFILIATE" means with respect to any party, an affiliate of the party within the meaning of the COMPANY ACT (British Columbia), a joint venture in which that party holds at least a one-half interest and a corporation where the shares thereof carrying at least one-half of the votes for the election of directors are held for the benefit of that party;

         (B) "BDU" means bone dry unit which, in reference to Chips, means a quantity of Chips that when oven-dried would weigh 2,400 pounds as determined using standard test sampling, drying and weighing procedures adhered to in the North American pulp industry;

         (C) "BUSINESS DAY" means a day that is not a Saturday, Sunday or statutory holiday in British Columbia;

         (D) "CHIP SPECIFICATIONS" means the specifications for Chips set out in Part II of Schedule A as varied from time to time pursuant to Section 6.7;

         (E) "CHIPS" means coniferous wood chips produced as a by-product of wood manufacturing, including those produced from log yard debris, but excluding pulpwood chips produced from whole-log chipping;

         (F) "COAST CHIP PRICE" means, for a Fiscal Quarter, a price equal to the most common market price actually paid per Volumetric Unit of Chips during that Fiscal Quarter, on an F.O.B. scow (at seller's mill located in the southern coastal region of British Columbia) basis or equivalent, by pulp mills located in the southern coastal region of British Columbia for their own consumption under arm's length long term contracts (being contracts that have a term of not less than three consecutive years and contracts having a term of not less than one year which are renewable and which have been in force, in substantially the same form, for not less than three consecutive years) for volumes, specifications, quality and species of Chips similar to those being sold under this Agreement during the terms of such long term contracts calculated on a net to seller basis, including the deduction of any portion of such price attributable to the transportation of such Chips to the Purchaser's mill, which was, in the last Fiscal Quarter of 1993:

                  (i)  $58.00 per Volumetric Unit of hemlock Chips;

                  (ii) $55.00 per Volumetric Unit of sitka spruce Chips;

                  (iii) $53.00 per Volumetric Unit of Douglas fir Chips;

                  (iv) $30.00 per Volumetric Unit of red cedar Chips;

                  (v)  $35.00 per Volumetric Unit of yellow cedar Chips;

         (G) "COASTAL AREA" means that part of British Columbia located west of the Cascade Mountains;

         (H)     "CONTRACT YEAR" means a calendar year;

         (I) "COWICHAN FACILITY" means the TimberWest Facility referred to in Item 1 of Schedule B;

         (J)      "CROWN FOREST TENURES" means the forest tenures described in
                  Part I of Schedule C and any supplements to, or substitutes for, such tenures and any other tenures or rights to harvest Crown timber in British Columbia held, directly or indirectly, by TimberWest or its Subsidiaries from time to time;

         (K) "ELK FALLS CHIP CONVEYING SYSTEM" means the conveyor system and all ancillary equipment together with all additions, replacements or reconstructions thereof from time to time used to transport Chips from the Elk Falls Facility to the Pulp Mill adjacent thereto;

         (L) "ELK FALLS FACILITY" means the TimberWest Facility referred to in Item 2 of Schedule B;

         (M)      "FISCAL QUARTER" means any of the four calendar quarters;

         (N) "FIVE YEAR PERIOD" means the period beginning on January 1, 1994 and ending on December 31, 1998 and each succeeding five year period thereafter;

         (O) "FULLY LOADED" means, with respect to a scow, that the scow has been loaded:

                  (i) by gravity to its capacity with Chips in a manner that will minimize voids and air spaces and as well achieve the maximum degree of density of Chips for such scow as is usually achieved by proper loading of Chips;

                  (ii) following the limitations that a prudent person
                       exercising reasonable care would observe; and

                  trimmed in such a manner as will render it to remain in a seaworthy condition throughout its voyage to its destination in the judgment of the master of the vessel of the towing agent;

         (P) "m(3)" means a cubic metre of logs, British Columbia metric scale as determined under the FOREST ACT (British Columbia) and, with respect to Chips, also means the solid wood equivalent;

         (Q) "MINIMUM ANNUAL VOLUME" means, with respect to a Minimum Volume Facility, the minimum annual volume applicable thereto determined in accordance with Schedule D;

         (R) "MINIMUM FIVE-YEAR VOLUME" means, with respect to a Minimum Volume Facility, the minimum volume for a Five Year Period applicable thereto determined in accordance with Schedule D;

         (S) "MINIMUM VOLUME FACILITIES" means the Cowichan Facility and the Elk Falls Facility and "MINIMUM VOLUME FACILITY" means either of them;

         (T) "ORIGINAL PULP MILLS" means the Crofton Pulp and Paper Mill currently owned by Fletcher Challenge Canada Limited and 3264891 Canada Limited located at Crofton, British Columbia and the Elk Falls Pulp and Paper Mill currently owned by Elk Falls Forest Industries Limited and 3264912 Canada Limited located at Duncan Bay, British Columbia and "ORIGINAL PULP MILL" means either of them;

         (U) "PARCEL" means a raft, boom, bag, barge, bundle, group of bundles or other grouping of logs commonly offered for sale as a unit;

         (V) "POINT OF SALE" means a suitable water storage area for Parcels of Pulplogs located at one of the following locations:

                  (i)  in Howe Sound in the vicinity of Gambier Island;

                  (ii) at a point on the Fraser River between the mouth of the north arm and Barnston Island;

                  (iii)a pulp or pulp and paper mill which consumes Pulplogs which is owned by FCCL or any of its Affiliates (other than TimberWest and its Subsidiaries); or

                  (iv) such other location that the parties may agree upon;

         (W) "PULPLOG" means a log which is described as a pulplog in Part II of Schedule A;

         (X) "PULPLOG SPECIFICATIONS" means the specifications for pulplogs set out in Part II of Schedule A;

         (Y) "PULP MILLS" means the Original Pulp Mills and any other pulp and paper mills designated from time to time by FCCL by notice to TimberWest that are owned by any or all of FCCL, an Affiliate of FCCL and a purchaser of any material interest in any of the foregoing pulp and paper mills that is an assignee of an interest in this Agreement and "PULP MILL" means any one of them;

         (Z) "SUBSIDIARY" has the meaning set out in the COMPANY ACT (British Columbia);

         (AA) "TIMBERLANDS" means the lands described in Part II of Schedule C and any other fee simple lands in British Columbia held, directly or indirectly, by TimberWest or its Subsidiaries from time to time for timber production or timber harvesting purposes;

         (BB)     "TIMBER TENURES" means:

                  (i) the Crown Forest Tenures, the Timberlands and all other timber harvesting or equivalent rights in the Coastal Area of British Columbia held, directly or indirectly, by TimberWest or its Subsidiaries from time to time;

                  (ii) such other timber harvesting or equivalent rights as
                       the parties may agree;

         (CC)     "TIMBERWEST FACILITIES" means:

                  (i) the sawmilling, planer and other wood processing or converting facilities described in Schedule B and any additions to, or substitutions for, such facilities;

                  (ii) all facilities in the Coastal Area of British Columbia acquired subsequent to the date of this Agreement by TimberWest or one of its Subsidiaries, or by a joint venture (corporate or otherwise) in which TimberWest or one of its Subsidiaries has a direct or indirect interest which produces Chips; and

                  (iii)all other facilities, operations and interests in the
                       Coastal Area of British Columbia at or from which TimberWest produces, receives or is entitled to receive Chips;

                  (iv) such other facilities, operations and interests as the parties may agree;

         (DD) "VANCOUVER LOG MARKET PRICE" means, with respect to a Parcel of Pulplogs, the fair market value of such Parcel of Pulplogs determined with reference to:

                  (i) the volume, type and quality of Pulplogs included in such Parcel;

                  (ii) the competitive prices for equivalent volumes of
                       Pulplogs of the volume, type and quality included in such Parcel prevailing in the Vancouver log market at such time without regard to non-arm's length sales, distress sales or sales for export from British Columbia;

         (EE) "VOLUMETRIC UNIT" means 200 cubic feet of Chips as compacted in a scow when fully loaded or 2.039 m(3) of solid wood equivalent of Chips.

1.2.     CURRENCY

         All dollar amounts referred to in this Agreement are Canadian dollars.

1.3.     REFERENCES

         References to the singular or masculine used in this Agreement will be deemed to include references to the plural, feminine or body corporate as the context may require.

1.4.     CONSTRUCTION

         The division of this Agreement into articles and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.5.     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

1.6.     SCHEDULES

         The following are the Schedules to this Agreement:

         Schedule A                 Chip and Pulplog Specifications
         Schedule B                 TimberWest Facilities
         Schedule C                 Timber Tenures
         Schedule D                 Minimum Volume Calculations


                                   ARTICLE 2.
                                FIBRE COMMITMENT

2.1.     COMMITTED VOLUME

         TimberWest will sell to FCCL and FCCL will purchase from TimberWest in each Contract Year during the term of this Agreement in accordance with and subject to the terms and conditions of this Agreement, all Chips produced from TimberWest Facilities and all Pulplogs harvested by or on behalf of TimberWest from the Timber Tenures or acquired by TimberWest as part of its log acquisition program in the Coastal Area, in each case free and clear of all liens, charges, encumbrances and third party rights.

2.2.     EXCLUSIONS

         Where a facility or operation becomes a TimberWest Facility or part of its related operations subsequent to the date of this Agreement and existing commitments to third parties regarding the sale of Chips or Pulplogs produced from that facility or operation are assumed, and are required to be assumed, by TimberWest as part of that acquisition, the commitment by TimberWest in Section 2.1 shall exclude the volume of Chips or Pulplogs produced from that facility or operation which are subject to any such commitment until the expiration of that commitment. TimberWest will use all reasonable efforts to minimize the term and extent of such commitments and:

         (ff) will not agree to extend their term by way of amendment, renewal or replacement or otherwise unless the other party to such commitment has the unconditional right to such an extension which does not require TimberWest to agree to such an extension or any term or condition during such extension; and

         (gg) where TimberWest is entitled to terminate any such commitment without incurring any additional liability to the other party to such commitment, TimberWest will exercise such termination right promptly after it becomes entitled to do so.

2.3.     TERM

         The term of this Agreement, which commenced on December 16, 1993 under the Original Agreement, shall continue in effect until terminated by FCCL by notice to TimberWest to that effect on a date specified in such notice that is not less than 24 months from the date of such notice or until terminated by a party pursuant to Section 13.2.

2.4.     OUT OF PROVINCE OPPORTUNITIES

         If TimberWest acquires any wood processing facilities or operations or timber harvesting or equivalent rights outside British Columbia, or an interest therein, TimberWest will offer FCCL the first opportunity to negotiate the terms and conditions upon which Chips and Pulplogs which are surplus to the maintenance of such operations or facilities would be made available for sale to FCCL under this Agreement.


                                   ARTICLE 3.
                               PRODUCTION NOTICES

3.1.     ANTICIPATED VOLUME

         Not later than 20 Business Days before the beginning of each Contract Year, TimberWest will provide to FCCL a schedule (a "Production Notice") of the anticipated production of Chips and Pulplogs for the Contract Year, including an estimate of species breakdown and monthly production, broken down, in the case of Chips, on a mill by mill basis for each TimberWest Facility.

3.2.     NOTICE OF FURTHER VOLUME

         If at any time after the Production Notice is given in respect of a Contract Year:

         (a)      TimberWest anticipates that:

                  (i) the volume of Chips or Pulplogs that will be produced by TimberWest during the balance of the Contract Year will vary by more than 15 percent from the volume stated in the applicable Production Notice or most recent notice under this Section for the balance of such Contract Year; or

                  (ii) the volume of Chips that will be produced from a Minimum Volume Facility during the balance of the Contract Year will vary by more than 15 percent from the volume in respect of that Minimum Volume Facility stated in the applicable Production Notice or most recent notice under this Section for the balance of such Contract Year; or

         (b) the volume of Chips or Pulplogs actually delivered by TimberWest to FCCL during such Contract Year varies by more than 15 percent from the schedule of all deliveries, or the schedule of deliveries anticipated in respect of Chips from a particular Minimum Volume Facility, anticipated under the applicable Production Notice or most recent notice under this Section and, as a result, FCCL, acting reasonably, requests a revised notice in respect of the balance of such Contract Year;

         TimberWest will promptly deliver a notice (a "Revision Notice") to FCCL in the form of a revised quarterly schedule of Chip or Pulplog production, as the case may be, for the balance of such Contract Year.


                                   ARTICLE 4.
                           MINIMUM VOLUME REQUIREMENTS

4.1.     MINIMUM ANNUAL VOLUME

         The volume of Chips sold by TimberWest and purchased by FCCL under this Agreement during a Contract Year produced from each Minimum Volume Facility, subject to Section 4.11, will not be less than the Minimum Annual Volume applicable thereto.

4.2.     ANNUAL VOLUME SHORTFALL

         At the end of each Fiscal Quarter of a Contract Year in respect of which a Production Notice or a Revision Notice indicates that the volume of Chips produced from a Minimum Volume Facility that TimberWest will deliver to FCCL under this Agreement in such Contract Year will be less than the applicable Minimum Annual Volume (taking into account
         Section 4.11) for such Contract Year, or at the end of any other Fiscal Quarter in which:

         (a) TimberWest fails to meet its production estimates for Chips in respect of the applicable Minimum Volume Facility set out in the most recent Production or Revision Notice; and

         (b) on the basis of TimberWest meeting its estimates of production for the remainder of the Contract Year as set out in such Notice, TimberWest will deliver to FCCL less than the applicable Minimum Annual Volume for such Contract Year,

         TimberWest will, within 20 Business Days after the end of such Fiscal Quarter deliver to FCCL either:

         (c) a notice (a "Shortfall Notice") confirming that TimberWest reasonably anticipates that TimberWest will deliver to FCCL less than such Minimum Annual Volume for such Contract Year and confirming the extent of the anticipated volume shortfall (the "Volume Shortfall") for such Contract Year and including, at TimberWest's option, a statement as to how TimberWest proposes to make up such Volume Shortfall, including any source from which, and price at which, Chips meeting the conditions described in Subsection 4.4(b) are available for outright purchase by FCCL; or

         (d) a notice (a "Make-Up Notice") confirming that TimberWest reasonably anticipates that a Volume Shortfall will not arise in respect of such Contract Year,

         failing which, TimberWest will be deemed to have delivered a Shortfall Notice and the extent of the Volume Shortfall will be determined by applying the estimates described in Subsection 4.2(b).

4.3.     SHORTFALL NOTICE

         If TimberWest delivers, or is deemed to deliver, to FCCL a Shortfall Notice, FCCL may, at any time before the end of the first Fiscal Quarter after the Contract Year in which the Shortfall Notice is given, deliver a notice (a "Remedy Notice") to TimberWest confirming that FCCL requires a remedy to make up for the Volume Shortfall and including an invoice or other reasonable evidence of the cost to FCCL F.O.B. the Original Pulp Mills of a volume of Chips equal to the Volume Shortfall actually purchased by FCCL in an arm's length bona fide sale at any time during the 10 Business Days immediately preceding the date on which the Remedy Notice is delivered in excess of the cost of such volume calculated at the Chip Price and F.O.B. the Original Pulp Mills at such time (the "Excess Cost").

4.4.     IMMEDIATE REMEDY

         If the Remedy Notice is delivered to TimberWest within 10 Business Days after the day on which FCCL receives the Shortfall Notice, TimberWest will, within five Business Days after the date on which TimberWest receives the Remedy Notice, pay to FCCL:

         (a)      an amount equal to such Excess Cost; or

         (b) if, within two Business Days after such Remedy Notice is given, TimberWest delivers to FCCL reasonable evidence of a lower cost source of Chips of similar volume, species and quality and which:

                  (i) are available to FCCL for outright purchase or through arrangements facilitated by TimberWest, including the production of Chips by TimberWest from the Minimum Volume Facility which was the subject of such shortfall; or

                  (ii) were purchased at any time during the 10 Business Days immediately preceding the date on which the Remedy Notice is delivered on an arm's length bona fide, spot market basis,

                  an amount equal to the Excess Cost calculated on the basis of such lower cost,

         and when such payment is made, TimberWest will be credited, for the purposes of the applicable Minimum Annual Volume as having delivered to FCCL, during the Fiscal Quarter in respect of which the Volume Shortfall arose, a volume of Chips equal to the Volume Shortfall.

4.5.     FAILURE TO DELIVER NOTICE

         If TimberWest delivers, or is deemed to deliver, to FCCL a Shortfall Notice in respect of a Fiscal Quarter, and FCCL delivers a Remedy Notice containing the particulars specified in Section 4.3 to TimberWest after the time period described in Section 4.4, TimberWest will, within five Business Days after the date on which TimberWest receives the Remedy Notice, pay to FCCL an amount equal to the lower of:

         (a) the Excess Cost calculated on the basis of the spot market price of Chips at the time of delivery of the Shortfall Notice which will not be greater than the price, if any, stated in the Shortfall Notice as described in Subsection 4.2(c);

         (b) the Excess Cost calculated on the basis of the cost of Chips set out in the Remedy Notice; and

         (c) if, within two Business Days after such Remedy Notice is given, TimberWest delivers to FCCL reasonable evidence of a lower cost source of Chips of similar volume, species and quality and which:

                  (i) are available to FCCL for outright purchase, including the production of Chips by TimberWest from the Minimum Volume Facility which was the subject of such shortfall; or

                  (ii) were purchased at any time during the 10 Business Days immediately preceding the date on which the Remedy Notice is delivered on an arm's length bona fide, spot market basis;

                  an amount equal to the Excess Cost calculated on the basis of such lower cost,

         and when such payment is made, TimberWest will be credited, for the purposes of the applicable Minimum Annual Volume as having delivered to FCCL, during the Fiscal Quarter in respect of which the Volume Shortfall arose, a volume of Chips equal to the Volume Shortfall.

4.6.     MAKE-UP NOTICE

         If TimberWest delivers to FCCL a Make-Up Notice, FCCL may confirm, by notice (a "Pricing Notice") delivered to TimberWest at any time before the end of the first Fiscal Quarter after the Contract Year in which the Make-Up Notice is delivered, that FCCL intends to establish, as of the date of the Pricing Notice, the prices that will be applicable in respect of any Volume Shortfall that may arise in respect of such Contract Year, and any Excess Cost payable by TimberWest in respect of such Contract Year will be determined by reference to prevailing prices of Chips on the date of delivery of the Pricing Notice.

4.7.     NO SHORTFALL

         If, at the end of a Contract Year, the Volume Shortfall in respect of which the Make-Up Notice was given does not arise, this Article will impose no additional obligation on TimberWest.

4.8.     MINIMUM FIVE-YEAR VOLUME

         The total volume of Chips sold by TimberWest and purchased by FCCL under this Agreement during a Five Year Period produced from each Minimum Volume Facility, subject to Section 4.11, will not be less than the Minimum Five Year Volume applicable thereto.

4.9.     FIVE-YEAR SHORTFALL

         If, at any time during a Five Year Period, a shortfall in a Minimum Five-Year Volume (a "Volume Shortfall") would arise in respect of a Minimum Volume Facility (taking into account Section 4.11), calculated on the assumptions that:

         (a) during each remaining Contract Year of the Five -Year Period, TimberWest would harvest the maximum volume available to it under the Crown Timber Tenures associated with the Minimum Volume Facility; and

         (b) the proportion of the total harvest of the Crown Timber Tenures associated with the Minimum Volume Facility comprised of sawlogs and the chip recovery factor for the Minimum Volume Facility would be the same as those for the current Contract Year;

         FCCL may, at any time before the end of the first Fiscal Quarter after the fourth Contract Year of any Five Year Period, deliver a notice containing the particulars specified in Section 4.3 for a Remedy Notice (a "Five-Year Remedy Notice") to TimberWest in respect of all or any part of such Volume Shortfall and TimberWest will, within five Business Days after the date on which TimberWest receives the Five-Year Remedy Notice, pay to FCCL:

         (c)      an amount equal to the Excess Cost of the Volume Shortfall; or

         (d) if, within two Business Days after such Five-Year Remedy Notice is given, TimberWest delivers to FCCL reasonable evidence of a lower cost source of Chips of similar volume, species and quality and which:

                  (i) are available to FCCL for outright purchase, including the production of Chips by TimberWest from the Minimum Volume Facility which was the subject of such shortfall; or

                  (ii) were purchased at any time during the 10 Business Days immediately preceding the date on which the Remedy Notice is delivered on an arm's length bona fide, spot market basis;

                  an amount equal to the Excess Cost calculated on the basis of such lower cost,

         and when such payment is made, TimberWest will be credited, for the purposes of the applicable Minimum Five Year Volume, as having delivered to FCCL, during the Five Year Period, the volume of Chips in respect of which the Five-Year Remedy Notice was given.

4.10.    FINAL FIVE-YEAR ADJUSTMENT

         If, at the end of a Five-year Period, after taking into account any volumes credited under Section 4.9:

         (a) a Volume Shortfall exists, TimberWest will, before the end of the first Fiscal Quarter after the Five-year Period, pay to FCCL an amount equal to the Excess Cost of such Volume Shortfall calculated in a manner consistent with Section 4.9; or

         (b) any amounts paid by TimberWest to FCCL under Section 4.9 were, except for Section 4.9, in excess of what TimberWest would have been required to pay to FCCL, FCCL will, before the end of the first Fiscal Quarter after the Five Year Period, pay to TimberWest an amount equal to such excess.

4.11.    SHORTFALL MITIGATION

         Volume Shortfalls for a Contract Year or Five Year Period with respect to a Minimum Volume Facility may be made up with Chips produced from the other Minimum Volume Facility. For the purposes of this Article, Chips made up under this Section will be credited towards the volume of Chips produced by the Minimum Volume Facility with the Shortfall and deducted from the volume of Chips produced by the other Minimum Volume Facility.

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION - CONFIDENTIAL SECTION HAS BEEN MARKED WITH A STAR (*)


                                   ARTICLE 5.
                           PRICE AND PAYMENT FOR CHIPS

5.1.     CHIP PRICE

         The purchase price payable by FCCL to TimberWest for Chips purchased by FCCL under this Agreement will be the Coast Chip Price for the Fiscal Quarter in which such Chips are delivered to FCCL in accordance with this Agreement, plus in the case of TMP - quality hemlock balsam Chips produced at the Elk Falls Facility from small hemlock and balsam sawlogs and consumed at the Elk Falls Pulp Mill, *.

5.2.     PAYMENT

         FCCL will pay to TimberWest, not later than the 11th Business Day following FCCL's monthly cut-off time (currently 8:00 a.m. on the Sunday immediately preceding the second-to-last Tuesday of each month) the applicable purchase price for all Chips delivered to and purchased by FCCL up to that cut-off time since the previous cut-off time.

5.3.     PRODUCTION COSTS

         TimberWest will be responsible for all costs associated with the production, movement and delivery up to the time of transfer of title described in Section 12.1 of all Chips sold pursuant to this Agreement including the acquisition, debarking and sawing of logs and chipping, screening and loading of Chips but excluding demurrage and other transportation charges relating to FCCL's obligations under Section 11.1.


                                   ARTICLE 6.
                  CHIP MEASUREMENT, TESTING AND SPECIFICATIONS

6.1.     OPTIMIZATION OF CHIP QUALITY

         TimberWest will:

         (a) use all reasonable efforts in the barking of logs and the manufacture and screening of Chips to ensure that the Chip Specifications are met;

         (b) maintain all barking, chipping and screening facilities at the TimberWest Facilities in good operating condition at all times, including replacement and repair of equipment as necessary, in order to produce Chips conforming to the Chip Specifications; and

         (c) maintain the chipper knives, faceplates, knife holders and anvils in such a condition as to produce cleanly cut Chips.

6.2.     MEASUREMENT OF VOLUME

         The volume of Chips supplied by TimberWest under this Agreement will be measured by or on behalf of FCCL at its expense in BDU's or Volumetric Units consistent with normal industry practice or in such other volume measurement as may be adopted as a normal industry practice in the applicable region subsequent to the date of this Agreement.

6.3.     INTERIM MEASUREMENT

         Until a conveyor belt weightometer or other means of measuring Chips delivered by way of the Elk Falls Chip Conveying System has been installed, the volume of Chips delivered by way of the Elk Falls Chip Conveying System will be determined on a formula basis which estimates on a reasonable basis a volume of Chips contained within a volume of sawlogs consumed in the Elk Falls Facility taking into account solid wood equivalent volume for sawlogs, lumber output and sawdust, hog fuel and Chip production. Any dispute between the parties as to the use of a particular formula will be determined by arbitration.

6.4.     MEASUREMENT OF CHIP VOLUME

         FCCL will determine the oven dry weight by standard moisture test sampling and will notify TimberWest of all such measurements of Chips at the time that FCCL pays for such Chips.

6.5.     CONVERSION FACTORS

         Conversion from bone dry measure to Volumetric Units shall be determined using conversion factors of 1,850 bone dry pounds of hemlock/balsam Chips per Volumetric Unit and 2,000 bone dry pounds of Douglas fir Chips per Volumetric Unit. If either party believes that the applicable conversion factor differs from the conversion factor being utilized, it shall so advise the other party and the parties shall then use all reasonable efforts to agree on the appropriate conversion factor and failing agreement within 30 days of the request, will be determined by arbitration.

6.6.     APPLICATION

         The Chip Specifications and procedures for measuring and monitoring Chip Specifications set forth in this Article will apply to all Chips to which this Agreement applies. FCCL will conduct the necessary and appropriate classification tests according to procedures generally employed in the British Columbia pulp industry and in a manner consistent with present practices in order to determine whether such Chips conform to the Chip Specifications.

6.7.     VARIATION OF CHIP SPECIFICATIONS

         If FCCL wishes to vary any or all of the Chip Specifications from time to time after the date of this Agreement as required to meet its production requirements it will deliver to TimberWest notice of such required variation whereupon TimberWest will, at its expense if such revised specifications fall within normal industry standards in the area in which the applicable TimberWest Facility is located, or at the expense of FCCL if otherwise, modify the applicable TimberWest Facilities as soon as reasonably possible in order to produce Chips meeting the revised Chip Specifications within a reasonable time. Such variations may be made on a mill by mill basis if required by FCCL.


6.8.     INSPECTION OF TESTING

         TimberWest may, at any reasonable time, inspect and evaluate FCCL's testing procedures and practices. If TimberWest discovers any material error in FCCL's testing procedures and practices, FCCL will make such changes as are necessary in order that such procedures and practices conform to those generally employed in the British Columbia pulp industry.

6.9.     REJECTION OF INDIVIDUAL LOADS

         In recognition that an individual railcar, truck or scow load of Chips that fails to conform to the applicable Chip Specifications or species mix requirements may cause handling, production or quality problems in the manufacture of pulp or paper, if any individual railcar, truck or scow load of Chips that is sampled fails to conform in a material way to the Chip Specifications or species mix requirements and as a result is likely to cause unacceptable handling, production or quality problems in the manufacturing of pulp or paper, then FCCL may reject such railcar, truck or scow load and will immediately notify TimberWest of the rejection.

6.10.    COSTS OF DISPOSAL

         All original transportation, including barge hire costs where applicable, related to rejected Chips and all costs of disposal of rejected Chips, including transportation and, where applicable, barge hire costs to return the rejected Chips to TimberWest, will be for the account of TimberWest.

6.11.    NO WAIVER

         Failure to reject a railcar, truck or scow load that fails to meet the Chip Specifications will not constitute a waiver of FCCL's right to reject future railcar, truck or scow loads.

6.12.    THIRD PARTY DELIVERIES

         TimberWest acknowledges that FCCL may from time to time direct the delivery of Chips to third parties as part of FCCL's Chip sales and trading program and in each such case the procedures employed by such third party concerning measurement and testing of Chips will apply except that such third party procedures will be consistent with standard industry practices and will not be more onerous than similar procedures employed by FCCL.

                                   ARTICLE 7.
                                DELIVERY OF CHIPS

7.1.     LOADING FACILITIES

         TimberWest will, at all times, maintain or cause to be maintained in good condition and working order at each of the TimberWest Facilities (other than the Elk Falls Facility so long as Chips are delivered by way of the Elk Falls Chip Conveying System), loading facilities as follows:

         (a) with respect to the Cowichan Facility, loading facilities suitable for loading railcars or trucks of the capacity delivered by FCCL;

         (b) with respect to TimberWest Facilities, other than the Minimum Volume Facilities, facilities suitable for loading railcars or trucks or loading and mooring scows of the capacity utilized by FCCL consistent with normal industry practice having regard to the location of the TimberWest Facility.

7.2.     ELK FALLS CHIP CONVEYING SYSTEM

         The parties will, at all times, cause the Elk Falls Chip Conveying System to be maintained in good condition and working order, TimberWest being responsible for maintaining and repairing at its expense that part located within the Elk Falls Facility and FCCL being responsible for maintaining and repairing at its expense that part located within the Pulp Mill adjacent to the Elk Falls Facility.

7.3.     CURRENT MANUFACTURE

         TimberWest will use all commercially reasonable efforts to ensure that Chips to be sold hereunder are made available for loading as manufactured and will not include any Chips that have been stockpiled, except Chips that are piled as a result of normal loading practices or as provided in Subsection 15.5(c).

7.4.     RATE OF DELIVERY

         So far as is reasonably practicable, TimberWest will make Chips available for delivery to FCCL, and FCCL will accept and arrange for the removal of such Chips, on a regular and even basis throughout each Contract Year.

7.5.     TRANSPORTATION

         Except with respect to the operation of that part of the Elk Falls Chip Conveying System which is the responsibility of TimberWest under
         Section 7.2, FCCL will be responsible for transporting Chips from the TimberWest Facility at which the Chips were produced and will arrange to supply railcars and trucks, or where applicable, scows on an even and regular basis for such purpose. TimberWest will load Chips into railcars, trucks or, where applicable, scows in any proportions that FCCL requires from time to time as long as such loading does not require TimberWest to incur operating or capital costs associated with such loading that are materially greater than the costs that have previously been associated with such loading at the applicable TimberWest Facility.

7.6.     TIMBERWEST RESPONSIBILITIES

         TimberWest will:

         (a) provide and maintain in good condition, and regulate in a non-discriminatory manner, the orderly use of, access routes on the TimberWest Facilities so as to allow empty trucks and railcars to arrive, be loaded and depart expeditiously and in safety;

         (b) where Chips are loaded on a scow at a TimberWest Facility:

                  (i) be responsible for moving scows delivered by FCCL between moorings and the Chip loading facility, whether loaded or empty, until title to the Chips on such scows passes to FCCL as contemplated by this Agreement except that TimberWest will not be responsible for any loaded scow:

                           A. 48 hours after FCCL's towing agent has been notified that such scow is fully loaded; or

                           B. if the scow is not seaworthy and such unseaworthiness is not caused or contributed to by the negligence of TimberWest;

                  (ii) if FCCL's towing agent provides TimberWest with an empty barge or barges previously used for carrying any material that may contaminate Chips, TimberWest will clean such barges before loading the Chips and may bill FCCL for its actual out-of-pocket costs of cleaning, which will be payable by FCCL promptly upon verification of the billing; and

                  (iii) cause empty scows delivered by FCCL to be loaded within 72 hours and will indemnify FCCL for demurrage and any other costs or charges incurred by FCCL as a result of any delay beyond such period;

         (c) ensure that, in loading Chips for delivery to FCCL under this Agreement, Chips produced from different species are not mixed, unless FCCL notifies TimberWest otherwise pursuant to
                  Section 7.7, except that with respect to Chips produced from the Elk Falls Facility or the Cowichan Facility (or other TimberWest Facility located in the Coastal Area), hemlock and balsam Chips may be mixed and Douglas fir and coastal pine Chips may be mixed;

         (d) cause each railcar or scow delivered by FCCL to be fully and properly loaded, in accordance with all applicable loading requirements and specifications, in such manner as will minimize voids and spaces and achieve maximum degree of compaction;

         (e)      promptly notify:

                  (i) FCCL of the completion of loading of Chips into railcars including such particulars of estimated volumes and species as FCCL may reasonably require; and

                  (ii) FCCL's towing agent as soon as possible of completion of loading of each scow and of the time that each scow will be available for loading;

         (f) indemnify FCCL against any claims, demands, action or causes of action made against FCCL, including added transportation costs, demurrage and freight charges, as a result of the spillage or loss of Chips caused by improper loading of Chips into railcars or scows.

7.7.     SPECIES SEGREGATION

         FCCL may vary from time to time the species mix permitted under Section
         7.6 by notice to TimberWest to that effect whereupon TimberWest will, unless the parties agree otherwise, make the modifications to the applicable TimberWest Facility as may be necessary to achieve such varied species mix as soon as reasonably possible after receipt of such notice. If the varied species mix falls within normal industry standards in the region in which the TimberWest Facility affected by such variation is located, the cost of any modifications which may be reasonably required to achieve such variation shall be borne by TimberWest but shall otherwise be borne by FCCL.


                                   ARTICLE 8.
                         PRICE AND PAYMENT FOR PULPLOGS

8.1.     PULPLOG PRICE

         The purchase price for Pulplogs purchased by FCCL under this Agreement will be the Vancouver Log Market Price of such Parcel at the time such Parcel is offered for sale hereunder calculated on a F.O.B. Point of Sale basis.

8.2.     DISPUTE OF PURCHASE PRICE

         If FCCL disputes the price stipulated by TimberWest for any Parcel of Pulplogs offered for sale under this Agreement, FCCL will notify TimberWest of the dispute before the end of the period described in
         Section 9.2, which dispute will be referred to arbitration under this Agreement for determination, and the period described in Section 9.5 will be extended in order to permit completion of the arbitration process.

8.3.     PAYMENT

         FCCL will pay TimberWest, not later than the 11th Business Day following FCCL's monthly cut-off time, the purchase price for Pulplogs invoiced and accepted up to that cut-off time since the previous cut-off time.

8.4.     VANCOUVER LOG MARKET

         If a material change occurs in respect of the Vancouver Log Market to an extent that renders such market an unreliable indicator of the fair market value of logs traditionally purchased and sold thereon, the parties will use all reasonable efforts to agree upon a different pricing basis for coastal Pulplogs that more closely conforms with their mutual intentions in entering into this Agreement, and failing such agreement the matter will be determined by arbitration.

8.5.     INTERFOR LOG SUPPLY AGREEMENT

         If TimberWest fails to offer to sell to International Forest Products Ltd. ("Interfor") in any Contract Year the McDonald Base Volume in accordance with (and as defined in) the log supply agreement (the "Log Supply Agreement") among FCCL, Crown Forest Industries Limited and Interfor dated December 30, 1991 and such failure results in a waiver under the chip and pulplog supply agreement among the same parties dated December 30, 1991 that creates a credit against Interfor's obligations to sell Pulplogs to FCCL under that agreement in the following Contract Year as contemplated by Section 3.4 of the Log Supply Agreement (the volume of such credit referred to in this Section as the "Pulplog Credit") then TimberWest will:

         (a) to the extent it is able to do so, provide sufficient Pulplogs to FCCL to make up the Pulplog Credit on the same terms as this Agreement from Pulplogs which originate from outside British Columbia or Pulplogs which originate in British Columbia but which FCCL has waived the purchase thereof; and

         (b) to the extent that TimberWest does not make up the Pulplog Credit under Subsection 8.5(a) in the Contract Year, pay FCCL in respect of the difference in volume between the Pulplog Credit and the volume made up under Subsection 8.5(a), the amount, if any, by which the price payable for Hembal J Grade sawlogs exceeds the price payable for Pulplogs under this Agreement.


                                   ARTICLE 9.
                             PULPLOG SALE PROCEDURES

9.1.     NOTICE OF AVAILABILITY

         TimberWest will promptly advise FCCL of:

         (a) the availability of Pulplogs for delivery and sale under this Agreement including, where applicable, the Point of Sale;

         (b) the volume, species and specifications of Pulplogs offered for sale;

         (c)      the location of such Pulplogs or Parcels of Pulplogs; and

         (d) the proposed selling price for such Pulplogs or Parcels of Pulplogs.

9.2.     INSPECTION AND ACCEPTANCE

         FCCL will be entitled to inspect any Pulplogs made available for delivery and sale hereunder and if such Pulplogs meet the Pulplog Specifications and such sale otherwise would comply with the terms and conditions of this Agreement, FCCL will, not more than 15 Business Days after receipt of advice under Section 9.1, accept such Pulplogs.

9.3.     AGREEMENT ON PRICE

         The parties will, in respect of any Pulplogs purchased or sold hereunder, use reasonable efforts to reach agreement upon the purchase price for such Pulplogs before the end of the period described in
         Section 9.2, but if agreement is not reached Section 8.2 will apply.

9.4.     USE OF TELEPHONE

         Advice of availability of Pulplogs under this Agreement, and an acceptance or rejection thereof, may be communicated by telephone.

9.5.     DELIVERY OF PULPLOGS

         FCCL will take delivery of Pulplogs which it agrees to purchase under this Agreement at a Point of Sale within 15 Business Days after the date of receipt of advice under Section 9.1.

9.6.     AVAILABILITY

         To the extent that its logging operations permit, TimberWest will offer Pulplogs in the order of time of harvest in a regular and systematic manner during each Contract Year.

9.7.     COSTS UP TO DELIVERY

         TimberWest will be responsible for the payment of all stumpage, royalty and other charges against the title of Pulplogs sold by it, and all transportation and other costs incurred in order to deliver such Pulplogs to the Point of Sale.

9.8.     BOOMSTICKS

         Boomsticks will be provided by TimberWest for each Parcel of Pulplogs sold under this Agreement and FCCL will purchase such boomsticks at their fair market value concurrently with payment of the purchase price for such Parcel of Pulplogs. TimberWest will repurchase all such boomsticks from FCCL at the market price at the time if suitable for coastal towing or will otherwise be disposed of by TimberWest at the highest return and the proceeds paid or credited to FCCL.

9.9.     BOOMGEAR DEPOSIT

         FCCL will comply with boomgear deposit and return practices and procedures, in accordance with generally accepted industry practices, in effect at the time.

9.10.    PULPLOG SPECIFICATIONS

         All Pulplogs, and all Parcels of Pulplogs, to which this Agreement applies will conform to the Pulplog Specifications.

9.11.    SCALING

         Scaling will be done in accordance with the Ministry of Forests' applicable policies and industry standards and scaling expenses will be shared equally by the parties.

9.12.    CHECKSCALING

         If either party disputes the result of a scaling of a Parcel conducted under Section 9.11, it may cause a checkscaling to occur in accordance with the following provisions, the result of which will be binding on the parties and not subject to arbitration hereunder:

         (a) such party (the "Disputing Party") will notify the other party, before the Parcel is broken down or dewatered, of its intention to cause a checkscaling, and will name one independent, licensed scaler to perform the checkscaling;

         (b) within 2 Business Days after the date of receipt of such notice, the other party will, by notice to the Disputing Party, name one independent, licensed scaler to also perform a checkscaling, failing which the checkscaling will be performed by the scaler named by the Disputing Party;

         (c) each party will take all reasonable steps to ensure that the checkscaling is carried out in a prompt and efficient manner;

         (d) each party may inspect the Parcel before breakdown or dewatering to determine if losses occurred during transportation or handling as well as inspect checkscaling and log handling practices;

         (e) any logs not conforming to the Pulplog Specifications will be deemed to have no value for the purposes of determining a value with reference to a checkscale;

         (f) if the value determined with reference to any checkscale does not differ by more than 3% of the value determined with reference to the original scale, excluding boomsticks and gear in both cases, no adjustment will be made and all expenses incurred relating to the checkscale, including towing, handling and scaling, will be paid by the Disputing Party;

         (g) if Subsection 9.12(f) is not applicable, the value determined with reference to the original scale will be adjusted to equal the average of the two checkscales or, if only one scaler was named, to equal the single checkscale, and the checkscale expenses described in Subsection 9.12(f) will be shared equally by the parties.

9.13.    CONDITION OF PARCELS

         All Pulplogs delivered by TimberWest to FCCL hereunder will be properly and securely bundled. Intact Parcels will be fit for safe coastal towing except for those barged to and dumped at the Pulp Mill at Crofton, British Columbia.

9.14.    LOG SALE PRACTICES

         Except as expressly varied herein, the sale of Pulplogs under this Agreement will be in accordance with generally accepted log sales practices.


                                   ARTICLE 10.
                                 CUSTOM CHIPPING

10.1.    CUSTOM CHIPPING

         If TimberWest has excess whole-log chipping capacity available at any time and wishes to custom chip logs to utilize that excess capacity, TimberWest will, prior to offering or committing to custom chip any logs for any third party, offer that custom chipping capacity to FCCL at current industry rates. If FCCL does not accept such offer or accepts such offer only in respect of part of that chipping capacity, TimberWest may, with respect to the portion of that chipping capacity which FCCL does not elect to utilize, custom chip logs for third parties for a period of not more than six months from the date of TimberWest's offer, at which time FCCL's rights under this Section will again apply. Custom chipping commitments which were in effect at September 23, 1993 and were assumed by TimberWest as at the date of this Agreement will be excluded from the operation of this Section for their initial term but not for any extensions or renewals thereof. Where TimberWest is entitled to terminate any such commitment without incurring any additional liability to the other party to such commitment, TimberWest will exercise such termination right promptly after it becomes entitled to do so.

10.2.    PULPLOGS

         If FCCL intends to have Pulplogs it acquires from TimberWest under this Agreement custom chipped, FCCL will offer such custom chipping to TimberWest as long as TimberWest is able to perform such custom chipping at competitive rates, at a location that is suitable to FCCL and on other terms and conditions, including volume, regularity and term of availability that do not result in any net disadvantage to FCCL as determined by FCCL in its sole discretion.

10.3.    OTHER ARRANGEMENTS

         TimberWest will ensure that logs provided by FCCL to TimberWest for custom chipping will not be used for any other purpose except on terms and conditions approved by FCCL and that custom chipping of logs by TimberWest on behalf of third parties shall not in any way result in the reduction of the volume of Chips otherwise available to FCCL under this Agreement.

                                   ARTICLE 11.
                                 TITLE AND RISK

11.1.    TITLE

         Delivery of Chips and Pulplogs to FCCL under this Agreement shall be deemed to have been completed, and title to, all rights of property in, and all risks of loss or damage or destruction to Chips or Pulplogs shall pass to FCCL as follows:

         (a) for Chips loaded into a railcar or truck, when the railcar or truck leaves the applicable TimberWest Facility;

         (b) for Chips delivered by way of the Elk Falls Chip Conveyor System, when Chips on the Elk Falls Chip Conveyor System cross over the boundary between the Elk Falls Facility and the adjacent Pulp Mill;

         (c) for Chips loaded into a scow, at such time as the master of the tug of FCCL's towing agent has placed a line aboard a fully loaded scow with the intention of removing such scow from the scow moorings at a facility from which Chips are delivered under this Agreement; and

         (d) for Pulplogs, when the Pulplogs arrive at a Point of Sale and such Pulplogs are invoiced and accepted in satisfactory condition.


                                   ARTICLE 12.
                                    COVENANTS

12.1.    COVENANTS OF FCCL

         FCCL will:

         (a) cause its directors, officers, employees, agents and contractors, while on the premises of TimberWest, to comply with all rules and regulations of TimberWest of general application and, subject to Section 13.3, indemnify and hold harmless TimberWest and its directors, officers, employees, agents and contractors from and against any loss, damage, liability, claim or action incurred or sustained, to the extent attributable to a breach of such rules and regulations or to any negligent or wilful act of FCCL or any of its directors, officers, employees, agents or contractors;

         (b) comply with all applicable laws, regulations, rules and governmental restrictions and maintain in good standing all licences, permits and approvals from any and all governments, governmental commissions, boards or agencies applicable to the performance of its obligations hereunder.

12.2.    COVENANTS OF TIMBERWEST

         TimberWest will:

         (a) while any director, officer, employee, agent or contractor of FCCL is on the premises of TimberWest, cause the employees, agents and contractors of TimberWest and its subsidiaries to comply with all rules and regulations of TimberWest applicable to them and, subject to Section 13.3, indemnify and hold harmless FCCL and its directors, officers, employees, agents and contractors from and against any loss, damage, liability, claim or action incurred or sustained to the extent attributable to a breach of such rules and regulations or to any negligent or wilful act of TimberWest or any of its directors, officers, employees, agents or contractors;

         (b) comply with all applicable laws, regulations, rules and governmental restrictions and maintain in good standing all licences, permits and approvals from any and all governments, governmental commissions, boards or agencies applicable to the performance of its obligations hereunder; and

         (c) during the term of this Agreement, maintain comprehensive general liability insurance to include its liabilities hereunder for loss or damage to persons, property and Chips for which it is responsible with limits of coverage to be not less than $2,000,000 (reviewed every five years and adjusted for inflation and all other reasonable factors) inclusive of bodily injuries or property damage for each occurrence, and will provide FCCL reasonable evidence of such insurance from time to time upon FCCL's reasonable request;

         (d)      not during the term of this Agreement:

                  (i)  purchase Chips for any purpose; or

                  (ii) acquire Pulplogs except for resale to FCCL under this Agreement.

12.3.    CERTIFICATE OF OFFICER

         FCCL may, after the end of a Contract Year, request a certificate of the Chief Financial Officer of TimberWest or, if the Chief Financial Officer is not available, a senior officer of TimberWest acceptable to FCCL, acting reasonably, verifying as to whether TimberWest has complied with its obligations under this Agreement including confirmation of the allowable annual cut in respect of the Crown Timber Tenures, the volume of logs harvested by and purchased and sold by TimberWest in the Contract Year, logs processed through the TimberWest Facilities during the Contract Year, the volume of Pulplogs produced from the Timber Tenures during the Contract Year, the volume of Chips produced by the TimberWest Facilities and delivered to FCCL during the Contract Year and particulars of any acquisitions of TimberWest Facilities. TimberWest will, not later than the 40th Business Day after the date of receipt of such request, provide such certificate in a form satisfactory to FCCL, acting reasonably.

                                   ARTICLE 13.
                                     DEFAULT

13.1.    EVENT OF DEFAULT

         An event of default ("Event of Default") will exist with respect to a party if such party has committed a material default in the performance of its obligations hereunder (for the purposes of this Section, the failure by a party to make two successive payments required under this Agreement, other than a failure arising from a bona fide dispute over the requirement to make such payment, will be deemed to be a material default), notice has been given to such party by the other party specifying the default and such default remains unremedied, and:

         (a) in respect of a failure to make two successive payments required under this Agreement, more than 5 Business Days have elapsed since the date that the notice is delivered to such party;

         (b) in any other case, more than 15 Business Days have elapsed since the expiration of such period following the giving of such notice during which such party might by the exercise of reasonable diligence have remedied the default;

         (c) in the case of a default that could not, by the exercise of reasonable diligence, be remedied within the period described in Subsection 13.1(b), the earlier of:

                  (i) the day on which the party fails or refuses to act diligently to remedy the default; and

                  (ii) the day on which it becomes evident to the other party, acting reasonably, that such default will not be remedied in a reasonably timely manner regardless of the actions taken by such party.

13.2.    REMEDIES

         At any time while an Event of Default exists with respect to a party, the other party may exercise any right or remedy available to it, at law or in equity, and may without prejudice to any other right or remedy, terminate this Agreement by notice to the other party to that effect, effective on a date specified in such notice, which date shall be not earlier than the date on which such notice is given.

13.3.    CONSEQUENTIAL DAMAGES

         Any liability of either party to the other for breach of this Agreement or for negligence of its directors, officers, employees, agents and contractors will not extend to, or include liability for, loss of profits or contribution, loss of use of property or other consequential damages.

                                   ARTICLE 14.
                           DISPOSITIONS BY TIMBERWEST

14.1.    DISPOSITIONS BY TIMBERWEST

         TimberWest will not, without the prior written consent of FCCL:

         (a)      except as permitted by Section 14.3:

                  (i) sell, transfer or otherwise dispose of a material part of the TimberWest Facilities or Timber Tenures except to a purchaser, transferee or assignee (an "Assignee") that has agreed, as a condition of such purchase, to be bound by the terms of this Agreement, such agreement to be evidenced by the Assignee entering into such formal agreements as FCCL may reasonably require and which will give effect to an assignment by TimberWest to the Assignee of an interest in this Agreement to the extent required by such assignment; or

                  (ii) grant any harvest rights in respect of the Timber Tenures or enter into any log or timber sale arrangements which would result in a reduced volume of logs being processed through TimberWest Facilities unless the holder of such harvest rights or purchaser of such logs or timber enters into an agreement in such form as FCCL may reasonably require to ensure that the Pulplogs included in such harvest or timber sales and the Chips produced from processing such harvest, timber or logs, or an equivalent volume, will be available to FCCL on the terms and conditions of this Agreement; or

         (b) mortgage, charge, grant a security interest in or otherwise encumber a material part of the TimberWest Facilities or Timber Tenures except in compliance with Section 14.4;

         (c) except as contemplated by Article 15, cease or curtail the operation of any Minimum Volume Facility, unless the parties enter into arrangements satisfactory to FCCL, acting reasonably, to ensure the availability from alternate sources of the Minimum Annual Volume of Chips in respect of that Minimum Volume Facility;

         and TimberWest will not otherwise assign any part of its interest in this Agreement except by way of an assignment of amounts payable to TimberWest under this Agreement from time to time.

14.2.    MATERIAL PART

         For the purposes of this Article a "material part of the TimberWest Facilities or Timber Tenures" means any portion of the TimberWest Facilities or Timber Tenures the disposition of which would materially affect the ability of TimberWest to fulfil the terms of this Agreement or could reasonably be expected to result in a reduction in the volume of Chips or Pulplogs available to FCCL under this Agreement and, for the purposes of determining the application of Section 14.1 to a disposition of any part of the TimberWest Facilities or Timber Tenures:

         (a) series of transactions that could reasonably be viewed as related will be considered as a single disposition; and

         (b) any exchange of assets in which any part of the TimberWest Facilities or Timber Tenures are disposed of but are replaced concurrently with other assets that become part of the TimberWest Facilities or the Timber Tenures will not constitute a disposition of a material part of the TimberWest Facilities or Timber Tenures if, as a result of such exchange, the ability of TimberWest to fulfil the terms of this Agreement and the volume of Chips or Pulplogs available to FCCL under this Agreement is not materially affected.

         TimberWest may, at its option, notify FCCL of any transaction TimberWest proposes to enter into that involves the acquisition or disposition of any tenure, right to harvest timber, or facility that is or could be used in connection with TimberWest's logging operations or wood processing business and any notice given by TimberWest to FCCL under this Section may include a request that FCCL advise TimberWest of FCCL's position regarding the application of this Article to the proposed transaction, including whether or not an asset is a material part of the TimberWest Facilities or Timber Tenures and whether or not any draft agreement proposed by TimberWest under Section 14.1 meets FCCL's reasonable requirements. FCCL agrees to respond promptly (and in any event not more than 15 Business Days after receipt of such notice) to any such request made by TimberWest and failure of FCCL to respond during such period will be deemed to be confirmation that FCCL does not consider this Article to apply to such transaction.

14.3.    EXCEPTED TIMBERLANDS

         Section 14.1 will not apply in respect of the sale of Timberlands that were originally purchased by TimberWest from Fletcher Challenge Canada Limited or Elk Falls Forest Industries Limited and which are not situated within a tree farm licence (the "non-TFL Timberlands") if the area of such non-TFL Timberlands, when added to the area of all other non-TFL Timberlands disposed of by TimberWest:

         (a) during the immediately preceding 12 months does not exceed 1,455 hectares;

         (b)      at any time does not exceed 7,275 hectares.

14.4.    LENDER STATUS

         Any mortgage, charge, security interest or other encumbrances ("Encumbrances") granted over a material part of the TimberWest Facilities or Timber Tenures or this Agreement, or Encumbrances which in the aggregate constitute an Encumbrance over a material part of the TimberWest Facilities or Timber Tenures or this Agreement, will be subject to the condition that the holder of such Encumbrance or Encumbrances, enters into an agreement with FCCL in a form satisfactory to it acting reasonably, which:

         (a) ensures that, to the extent permitted by law, any sale or other disposition of any of the TimberWest Facilities or Timber Tenures arising out of the enforcement of the Encumbrance will be made only in accordance with this Article;

         (b) provides that the holder of such Encumbrance and any receiver, receiver-manager or person appointed under the Encumbrance will not take any action to impair or restrict the rights of FCCL under this Agreement;

         (c) provides that FCCL will have notice of, and a reasonable period to cure, defaults by TimberWest under the Encumbrance; and

         (d) if required by the holder of such Encumbrance as a condition of entering into such agreement, provides that FCCL will provide notice to, and give such holder a reasonable time to cure, defaults by TimberWest under this Agreement.

14.5.    BREACH

         A breach by TimberWest of Section 14.1 could result in irreparable harm to FCCL for which FCCL could not adequately be compensated by monetary award and, accordingly, TimberWest agrees that in the event of any such breach, in addition to all other remedies available to FCCL at law or in equity, FCCL will be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate, to ensure compliance with Section 14.1.

14.6.    RELEASE OF TIMBERWEST

         Any assignment made under Section 14.1 will not release TimberWest from any of its obligations under this Agreement unless FCCL expressly consents in advance to an assignment to the Assignee by way of novation, which consent may be withheld unless FCCL is satisfied, in its absolute discretion, of the Assignee's ability to fulfil the terms of this Agreement on a long-term basis and, in such case, the release of TimberWest will extend only to that portion of this Agreement assigned to the Assignee by way of novation, except that if FCCL is not so satisfied at the time of such assignment, TimberWest may, at any time after the first anniversary of such assignment and not more frequently than on each anniversary date thereafter, request that FCCL provide such a release to TimberWest and FCCL will not refuse to provide such a release to TimberWest if it is satisfied, acting reasonably, of the Assignee's ability to fulfil the terms of this Agreement on a long-term basis.


                                   ARTICLE 15.
                          FORCE MAJEURE AND CURTAILMENT

15.1.    AFFECTING FCCL

         If, at any time while this Agreement is in force, the operation of the pulp production facilities or Chip unloading facilities at any Pulp Mill is shut down or curtailed, or FCCL is prevented from arranging delivery of Chips or Pulplogs, due to weather conditions, fire, strike or other labour disruptions, lockout, sabotage, shipwreck, riot, war, flood, extraordinary breakdown, explosion, laws or regulations, Court order, act of any government body or agency, act of God, blockade, civil commotion or disobedience (lawful or unlawful), as a result of excessive inventories or for any reason whether similar or dissimilar to the foregoing which FCCL considers sufficient to justify curtailing or shutting down such operations, then FCCL may, without liability, discontinue or curtail the purchase and acceptance of deliveries from TimberWest for the period of such shutdown or curtailment.

15.2.    MARKET CONDITIONS

         If, at any time while this Agreement is in force, market conditions in respect of the sale of pulp or paper are such that the operation of the pulp production facilities or Chip unloading facilities at any Pulp Mill is shut down or curtailed, FCCL, without liability, may discontinue or curtail the purchase and acceptance of deliveries from TimberWest for the period of such shutdown or curtailment.

15.3.    PROPORTIONATE CURTAILMENT

         If FCCL curtails its purchases pursuant to Section 15.1 or 15.2, it will do so on a proportionate basis, so that the volume of Chips and Pulplogs purchased by FCCL from TimberWest under this Agreement in any month during such curtailment will be not less than a volume equal to the result obtained when:

         (a) the actual volume of Chips and Pulplogs (of the same species mix and quality as are delivered by TimberWest pursuant to this Agreement) that are delivered to the Pulp Mills in such month is divided by;

         (b) he total volume of such Chips and Pulplogs that FCCL, acting reasonably and in good faith, estimates would have been delivered to the Pulp Mills in such month if no curtailment had occurred;

         multiplied by:

         (c) the average monthly volume of such Chips and Pulplogs purchased by FCCL from TimberWest under this Agreement during each of the six months preceding the period of curtailment, excluding any previous period of curtailment;

         and during such period of curtailment FCCL will assist and co-operate with TimberWest to minimize the detrimental effects of such curtailment on the TimberWest Facilities, including purchase for resale when feasible and permitted, except that FCCL will not be required to incur any cost in respect thereof. FCCL's determination of its proportionate reduction or curtailment of its purchases of Chips and Pulplogs during any period will be final and binding on TimberWest.

15.4.    NO CUMULATIVE OBLIGATION

         Where, as a result of a shutdown or curtailment pursuant to Section
         15.1 or 15.2, FCCL reduces or discontinues its purchases, FCCL will not be obliged, upon resuming its purchases, to purchase any additional volumes to make up for such discontinuance or curtailment of purchases.

15.5.    ALTERNATIVE DISPOSITION

         If, as provided in Section 15.1 or 15.2, FCCL discontinues or curtails the purchase of Chips or Pulplogs produced by TimberWest, TimberWest may dispose of such Chips or Pulplogs during or after such discontinuance or curtailment as it sees fit except that:

         (a) TimberWest will, before entering into any agreement to dispose of such Chips or Pulplogs, notify FCCL of its intention to do so, and TimberWest will not dispose of such Chips or Pulplogs if FCCL notifies TimberWest, within 5 Business Days after the date of receipt of such notice, that FCCL will purchase such Chips or Pulplogs upon production on condition, at FCCL's option, that they are stored at a TimberWest Facility until the end of the discontinuance or curtailment, except that if Chip inventories at any TimberWest Facility at which such Chips or Pulplogs are stored during such discontinuance or curtailment impair TimberWest's operations, TimberWest may, notwithstanding any commitment made by FCCL under this Subsection, dispose of and deliver to a third party such volume of Chips or Pulplogs as is necessary to relieve such impairment (and promptly refund to FCCL any amounts paid by FCCL for such Chips or Pulplogs), unless FCCL agrees to accept delivery of such volume in a timely manner;

         (b) subject to Section 15.10, TimberWest will not enter into any agreement concerning the disposition of Chips or Pulplogs that would conflict with FCCL's right to resume the purchase of Chips or Pulplogs under this Agreement; and

         (c) FCCL may, after the end of such discontinuance or curtailment, purchase any Chips or Pulplogs that have not been disposed of and which are stockpiled or stored, by delivering not less than 10 Business Days' notice to TimberWest of the quantity of such stockpiled Chips or stored Pulplogs that it wishes to purchase under this Agreement stipulating a rate of delivery of Chips or Pulplogs that will not interfere with the efficiency of the TimberWest Facilities at which such Chips or Pulplogs are located and confirming that FCCL will take the risk of any impairment of the quality of the Chips or Pulplogs resulting from the stipulated rate of delivery.

15.6.    AFFECTING TIMBERWEST

         If, at any time while this Agreement is in force, TimberWest shuts down or curtails the operation of any or all of the TimberWest Facilities due to weather conditions, fire, strike or other labour disruptions, lockout, sabotage, shipwreck, riot, war, flood, extraordinary breakdown, explosion, laws or regulations, Court order, act of any government body or agency, act of God, blockade, civil commotion or disobedience (lawful or unlawful) or as a result of FCCL reducing or discontinuing its purchases of Chips or Pulplogs under this Agreement, or for any reason whether similar or dissimilar to the foregoing and which TimberWest considers sufficient to justify curtailing or shutting down its operation, then TimberWest may, without liability, discontinue or curtail the production and delivery of Chips or Pulplogs to FCCL.

15.7.    CREDIT TO VOLUME COMMITMENTS (TIMBERWEST CURTAILMENT)

         For the purpose of calculating volumes of Chips sold by TimberWest to FCCL hereunder and, in particular, for the purpose of determining compliance with the volume commitments made herein, TimberWest will be deemed to have sold to FCCL hereunder:

         (a) during any period of discontinuance or curtailment under Sections 15.1, 15.2 or 15.6, a volume of Chips calculated on the basis of the average monthly rate of actual delivery during the six months immediately preceding the discontinuance or curtailment, normalized by eliminating the effect of any extraordinary non-recurring events; and

         (b) such volumes of Chips that TimberWest offers to sell to FCCL under Section 15.11 during the period from the end of the curtailment or discontinuance until the end of the period estimated by TimberWest in the applicable Estimate Notice;

         but under no circumstances will TimberWest be entitled to receive any volume credit if the discontinuance or curtailment arises from circumstances or events that result in a substantially similar adjustment of such volume commitments as a result of a change in harvest rights for that Contract Year. If the parties are unable to agree on any matter under this Section 15.7, the matter may be referred by either party for determination by arbitration under this Agreement.

15.8.    ADVANCE WARNING

         FCCL and TimberWest will give to each other as much advance notice as is reasonably possible of scheduled shutdowns or curtailments and prompt notice of unexpected shutdowns or curtailments affecting the delivery or acceptance of Chips or Pulplogs hereunder, stating the nature, date of commencement anticipated, duration and estimated effect of the event. The inadvertent failure to give notice under this Section will not preclude any Party from receiving any relief or credit provided for in this Article.

15.9.    REASONABLE ESTIMATE

         A party exercising a right of curtailment or discontinuance under this Article will, within 5 Business Days after the date of receipt of a request from the other party to do so, deliver to the other party a notice setting out a reasonable, good faith estimate of the length of the period of such curtailment or discontinuance (an "Estimate Notice") and a party that fails to deliver an Estimate Notice as required will be deemed to have delivered an Estimate Notice containing a reasonable estimate of 20 Business Days from the last day on which the Estimate Notice could have been given. A party receiving an Estimate Notice may, from time to time, reasonably request that the other party provide a revised Estimate Notice.

15.10.   FCCL ESTIMATE NOTICE

         If TimberWest enters into an agreement pursuant to Subsection 15.5(b) that has a term that is not longer than the period estimated in the Estimate Notice, or revised Estimate Notice, in effect at the date of such agreement delivered by FCCL, such term will be deemed not to conflict with FCCL's right to resume the purchase of Chips and Pulplogs under this Agreement regardless of whether the curtailment or discontinuance ends before the end of such period.

15.11.   TIMBERWEST ESTIMATE NOTICE

         If a curtailment of discontinuance invoked by TimberWest ends before the end of the period estimated by TimberWest in an Estimate Notice, FCCL may, but will not be required to, accept delivery of Chips and Pulplogs in excess of the volume of Chips and Pulplogs that was delivered during the curtailment or discontinuance until after the period estimated by TimberWest and TimberWest may dispose of any Chips or Pulplogs that FCCL does not purchase hereunder in any manner it sees fit.


                                   ARTICLE 16.
                                   ARBITRATION

16.1.    ARBITRATION

         Any dispute between the parties in respect of the determination of the Williams Lake Chip Price or Coast Chip Price, the determination or calculation of any price for Pulplogs purchased and sold hereunder, any credit to volume commitments contemplated by Section 15.7 or any other matter relating to the terms, conditions or other requirements of any purchases and sales hereunder will be submitted for determination by arbitration in accordance with the following:

         (a) arbitrations will be carried out by a single arbitrator agreed to by the parties but if no agreement is reached within 2 Business Days after either party institutes such process by notice to the other party:

                  (i) each party will, within 2 Business Days, select one arbitrator, and a third arbitrator will promptly be agreed to by the selected arbitrators and failing agreement, by a Justice of the Supreme Court of British Columbia; or

                  (ii) if either party fails to select an arbitrator, the arbitrator selected by the other party will act as the sole arbitrator;

         (b) any dispute over the price for particular Pulplogs will be determined by each party submitting the price that such party has determined to be accurate and the arbitrators or arbitrator will select one of such prices and no other;

         (c) in resolving any dispute, other than a dispute over the price of particular Pulplogs, the arbitrator or arbitrators shall not be constrained in the manner contemplated by Subsection 16.1(b); and

         (d) the decision of a majority of the arbitrators or the sole arbitrator, as the case may be, including any decision as to costs, will be final and binding on the parties, but will not be a precedent in any subsequent arbitration under this Agreement.

         Except as expressly provided herein, all arbitrations will be conducted according to the laws governing commercial arbitrations in British Columbia.

16.2.    TIMELY DECISIONS

         Any dispute referred to arbitration will be dealt with on an expeditious basis with both parties using all commercially reasonably efforts to obtain and implement a timely decision of the arbitrator who will have the authority to award treble costs of the arbitration proceedings against any party which does not, in the judgment of the arbitrator, act in accordance with this Section.


                                   ARTICLE 17.
                                     GENERAL

17.1.    MAINTENANCE OF RECORDS

         Each party will maintain detailed records of:

         (a) all measurements and tests made by it by reference to which, pursuant to this Agreement, the performance of an obligation by either party is measured or the extent of an obligation that either party is to perform is calculated; and

         (b) all costs incurred by it for which it is, pursuant to this Agreement, entitled to be reimbursed in whole or in party by the other party;

         and will make such records available to the other party for inspection at all reasonable times.

17.2.    NOTICES

         Any notice, document or communication required or permitted to be given hereunder shall be in writing and delivered by hand or facsimile transmission to the party to which it is to be given as follows:

         TO FCCL:

         Fletcher Challenge Canada Limited
         9th Floor - 700 West Georgia Street
         Vancouver, British Columbia

         Attention:  Corporate Secretary

         Facsimile No.:  (604) 654-4254

         TO TIMBERWEST:

         TimberWest Forest Limited
         7th Floor - 700 West Georgia Street
         Vancouver, British Columbia

         Attention:  Corporate Secretary

         Facsimile No.:  (604) 654-4960

         or to such other address as either party may in writing advise by notice given in accordance with this Section. Any notice, document or communication will be deemed to have been given, if delivered, on the next Business Day after the day of delivery, and if sent by facsimile transmission, on the first Business Day after the day of transmittal.

17.3.    TIME

         Time shall be of the essence of this Agreement.

17.4.    FURTHER ASSURANCES

         Each of the parties shall execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this Agreement.

17.5.    WAIVERS

         Failure by either party at any time to require strict performance by the other of any term or provision hereof shall not be deemed to constitute a waiver of a breach of such or any other term or provision hereof nor shall it constitute a waiver of any succeeding breach of such or any other term or provision hereof.

17.6.    ASSIGNMENT BY FCCL

         FCCL may assign all or any portion of its interest in this Agreement, without the prior written consent of TimberWest, in the following circumstances:

         (a) as a result of the granting by FCCL of a security interest over all or substantially all of its assets; or

         (b) to a purchaser of any material interest in a Pulp Mill if the purchaser enters into an agreement with TimberWest confirming that the purchaser is bound by this Agreement (with such changes as may be required to contemplate the addition or substitution of the purchaser as a party) to the extent of such assignment and upon any assignment under this Subsection will be released from its obligations to the extent they relate to the subject matter of the assignment.

         FCCL may not otherwise assign its interest in this Agreement without the prior consent of TimberWest.

17.7.    CONFIDENTIALITY

         Neither party will disclose any terms or conditions of this Agreement to any person who is not a director, officer employee or bona fide authorized representative of the party without the prior written consent of the other party except:

         (a) if such party determines, acting reasonably, that disclosure is required by law or during the course of its business; and

         (b) if such disclosure is not required by law it is made under terms that restrict further disclosure to the extent necessary to protect the interests of the other party.

17.8.    ACTION BY FCCL

         Any action that is permitted or required to be taken by FCCL under this Agreement may be taken by Fletcher Challenge Canada Limited as agent for and on behalf of FCCL until such time as FCCL advises TimberWest otherwise and a document executed and delivered by, or notice given by, Fletcher Challenge Canada Limited pursuant to this Agreement shall constitute delivery or notice by FCCL.

17.9.    NATURE OF OBLIGATIONS

         The obligations and liabilities of 3264891 Canada Limited and 3264912 Canada Limited under this Agreement shall be joint and several.

17.10.   RESTATEMENT OF ORIGINAL AGREEMENT

         This Agreement amends and restates the Original Agreement in its entirety as at the date of this Agreement but the provisions of the Original Agreement will continue in effect with respect to periods prior to the date of this Agreement.

17.11.   ENUREMENT

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.



IN WITNESS WHEREOF the parties have executed this Agreement the day and year written on the first page hereof.



3264891 CANADA LIMITED



Per:     /s/ J. Whitwham                     c/s
         -----------------------------



Per:     /s/ J. Longley
         -----------------------------



3264912 CANADA LIMITED



Per:     /s/ J. Whitwham                       c/s
         -----------------------------



Per:     /s/ J. Longley
         -----------------------------



TIMBERWEST FOREST LIMITED



Per:     /s/ H. Karmally                     c/s
         -----------------------------



Per:     _____________________________

                                   SCHEDULE A

                          PART I - CHIP SPECIFICATIONS

A.       SPECIFICATIONS (COWICHAN)

1. Chips will be manufactured only from sound, bark-free wastewood such as logs, log-trim, sawmill wastewood or green veneer of the following species: Douglas fir, hemlock, balsam, spruce, pine, red cedar, cypress, or other species acceptable to FCCL.

2. Chips will be clean, of approximately uniform length and thickness, clean-cut, and free from objectionable material of any kind that may adversely affect either the pulp quality or the pulping process and equipment, including, rocks, sand, silt, coal, coal dust, hog fuel, rot or bark in excess of the amount permitted, plastic or related materials, creosote or other treated wood, burned material, soot, char, dried veneer or glue, or tramp metal, any toxic or hazardous chemical including polychlorinated biphenyls (PCB's), pentachlorophenols (PCP's) or any material linked to the formation of any dioxin or furan compound, or any material that is likely to pose a health or safety risk.

3. All Chips will be screened before delivery unless specifically agreed to in writing by the purchaser.

4.       All Chips delivered will conform to the following specifications:

         (a) Chips will not contain more than 0.5% by green weight of bark nor .5% by green weight of rot;

         (b) the size of the Chips, as established by testing representative samples in accordance with the Williams classification method, or by such other method designed to produce similar results, will conform to the following limits of size:

         Over 1-1/2"                -        Not more than 1.5% by weight

         Retained on 1-1/8" screen
                  but not exceeding 1-1/2"   -       Not more than 6% by weight

         Retained on 7/8" screen    -       Not less than 20% by weight

         Retained on 5/8" screen    -       Not less than 30% by weight

         Retained on 3/8" screen    -       Not more than 30% by weight

         Retained on 3/16" screen   -       Not more than 10% by weight

         Passing the 3/16" screen   _       Not more than 1% by weight

         (c) determination of the percentage of bark, rot and Chip size in any load of Chips will be made on the basis of the green weight of a representative sample of the load.

5. Chipper knives will be set to cut a Chip, from knife cut to knife cut, measured on the same plane end to end, seven-eights inch (7/8") in length.

B.       SPECIFICATIONS (ELK FALLS)

1. Chips will be produced from sound, bark-free wastewood such as logs, log-trim, sawmill wastewood or green veneer.

2. Chips will be clean, of approximately uniform length and thickness, clean-cut, and free from objectionable material of any kind that may adversely affect either the pulp quality or the pulping process and equipment, including, rocks, sand, silt, coal, coal dust, hog fuel, rot or bark in excess of the amount permitted, plastic or related materials, creosote or other treated wood, burned material, soot, char, dried veneer or glue, or tramp metal, any toxic or hazardous chemical including polychlorobiphenyls (PCB's), pentachlorophenols (PCP's) or any material linked to the formation of any dioxin or furan compound, or any material that is likely to pose a health or safety risk.

3. All Chips will be screened before delivery unless specifically agreed to in writing by the Purchaser.

4. Chips will be cut to a nominal length of 19 mm in order to meet the following standards:

         (a) not more than 3% true oversize consisting of Chips exceeding 45 mm in length or an unfractured thickness of 10 mm in thickness or both ("true overs");

         (b) a minimum of 89% of Chips retained on a 7 mm round hole screen (not including true overs);

         (c) a maximum of 7% Chips, pin chips, fines and sawdust passing through a 7 mm round hole screen and retained on a 3 mm round hole screen;

         (d) a maximum of 0.5% Chips, pin chips, fines and sawdust passing through a 3 mm round hole screen;

         (e)      a maximum of 0.5% bark; and

         (f)      a maximum of 0.5% rot.

         Samples taken from any one truck load or railcar of Chips will meet the foregoing standards.

                               PART II - PULPLOGS

A.       DEFINITIONS

         A log:

         (a) which is of the hemlock, balsam, fir, spruce, cypress, red cedar species or other species acceptable to FCCL and has a length not less than 3.8 metres and a top radius not less than 8 centimetres (subject to changes to Ministry of Forests utilization standards or the ability of FCCL to specify a lower length or smaller top radius); and

         (b) which has less than 75% lumber recovery and of which 50% or more of the gross scale is firm wood;

         except:

         (c) a log that meets the above specifications but which TimberWest determines, acting reasonably and bona fide in a manner consistent with the intent of this Agreement, and following generally accepted industry practices for coastal British Columbia forestry operations, is appropriate to be processed as other than a Pulplog and is processed at either:

                  (i)      a TimberWest Facility; or

                  (ii) some other facility from which the Chips produced are sold or offered for sale to FCCL under this Agreement or otherwise at a price which is no higher than the Coast Chip Price.

         The parties agree that from time to time the above definition will be reviewed and revised to meet generally accepted industry practices for coastal British Columbia in place at that time.

B.       SPECIFICATIONS

1.       All Pulplogs to be bucked at both ends and delimbed.

2.       Parcels to be sorted by species:

(a)      hemlock/balsam which may contain up to 5% spruce;

(b)      spruce; or

(c)      Douglas fir; or

(d)      cypress; or

(e)      red cedar;

(f)      interior spruce, pine and subalpine fir;

(g)      other species acceptable to FCCL.

3. Pulplogs to be free of shape defects to allow for effective debarking.

4. Hemlock/balsam Pulplogs will be sorted two ways by butt diameter as specified by FCCL in writing from time to time which specifications may vary by location.

                                   SCHEDULE B

                              TIMBERWEST FACILITIES

I. Cowichan facility located at Youbou, British Columbia, which currently comprises a large log sawmill, a small log sawmill and a planermill.

II. Elk Falls facility located at Campbell River, British Columbia, which currently comprises a small log sawmill, an integrated whole log chipping facility and a planermill.

                                   SCHEDULE C

                                 TIMBER TENURES

                          PART I - CROWN FOREST TENURES

I.       TREE FARM LICENCES

PROPERTY NO.               DESCRIPTION

TFL No. 46                 West Coast Tree Farm Licence
         TFL No. 47                 Duncan Bay Tree Farm Licence

II.      FOREST LICENCES

PROPERTY NO.               DESCRIPTION

10-960                     Forest Licence A29159
         46-014                     Forest Licence A16870
         46-009                     Forest Licence A20913


III.     TIMBER LICENCES

         PROPERTY NO.               DESCRIPTION

         02-995                     Timber Licence T0012
         02-996                     Timber Licence T0018
         02-997                     Timber Licence T0020
         10-957                     Timber Licence T0769
         10-958                     Timber Licence T0883
         36-889                     Timber Licence T0153
         39-381                     Timber Licence T0414
         47-895                     Timber Licence T0911
         47-896                     Timber Licence T0910
         47-897                     Timber Licence T0226
         47-898                     Timber Licence T0257
         47-899                     Timber Licence T0249
         47-900                     Timber Licence T0238
         47-901                     Timber Licence T0213
         47-902                     Timber Licence T0205
         47-903                     Timber Licence T0204
         47-904                     Timber Licence T0196
         47-905                     Timber Licence T0171
         47-906                     Timber Licence T0158
         47-907                     Timber Licence T0155
         47-908                     Timber Licence T0142
         47-909                     Timber Licence T0137
         47-910                     Timber Licence T0129


         47-911                     Timber Licence T0113
         47-912                     Timber Licence T0091
         47-913                     Timber Licence T0086
         47-914                     Timber Licence T0077
         47-915                     Timber Licence T0063
         47-916                     Timber Licence T0058
         47-917                     Timber Licence T0042
         47-918                     Timber Licence T0034
         47-919                     Timber Licence T0014
                                    Timber Licence T0153
         10-001                     Timber Licence T0080

         46-001                     Timber Licence T0024
         46-002                     Timber Licence T0039
         46-003                     Timber Licence T0184
         46-004                     Timber Licence T0194
         46-005                     Timber Licence T0206
         46-006                     Timber Licence T0207
         46-007                     Timber Licence T0228
         46-008                     Timber Licence T0245
         46-009                     Timber Licence T0250
         46-010                     Timber Licence T0253
         46-011                     Timber Licence T0264
         46-012                     Timber Licence T0273
         46-013                     Timber Licence T0279*1
         49-001                     Timber Licence T0008
         49-002                     Timber Licence T0017
         49-003                     Timber Licence T0029
         49-004                     Timber Licence T0038
         49-005                     Timber Licence T0049
         49-006                     Timber Licence T0083
         49-007                     Timber Licence T0085
         49-008                     Timber Licence T0118
         49-093                     Timber Licence T0532


NOTES:

*1.      Subject of Cutting Rights Agreement with Husby Forest Products Ltd.

                              PART II - TIMBERLANDS

Fee simple timberlands located outside tree farm licences and within Managed Forest Unit Nos. 65 and 68 as at the date of this Agreement which are beneficially owned by TimberWest.

                                   SCHEDULE D

                           MINIMUM VOLUME CALCULATIONS

                           PART I - COWICHAN FACILITY

I.       MINIMUM ANNUAL VOLUME ("MAV"):

         MAV = Cr * P * (1.0 - W) * (0.50 * AAC)

For 1994,

         MAV   = 0.356 * 0.587 * (1.0 - 0.046) * (0.50 * 558,860)
                           = 55,707 cubic meters

II.      MINIMUM FIVE YEAR VOLUME ("MFV") (EXAMPLE):

If Hv LESS THAN 0.9 * TAAC                  Then X = 0.9 * TAAC
         If Hv GREATER THAN TAAC                       Then X = TAAC
         Otherwise:                                  X = Hv

For example, if Hv = TAAC = 2,794,300

MFV      = Cr * P * (1.0 - W) * Hv
                = 0.356 * 0.587 * (1.0 - 0.046) * (2,794,300)
                = 557,070 cubic meters

NOTE: If the Cowichan Facility is replaced as a Minimum Volume Facility with a facility adjacent to tidewater, 1.0 will be substituted for
         0.9 in this calculation effective upon such replacement.

III.     DESCRIPTION OF VARIABLES:

         AAC: Annual allowable cut in effect for TFL 46 for the applicable year. For 1994, AAC=558,860 cubic meters.

         TAAC: Annual allowable cut for TFL 46 for the applicable Five Year Period.

         W: Historic levels of waste charged against the AAC and expressed as a proportion of (harvest plus waste). For Five Year Period commencing January 1, 1994, W=0.046.

         P: Proportion of the total harvest of TFL 46 that is comprised of fir, hemlock and balsam sawlogs. For Five Year Period commencing January 1, 1994, P=0.587

         Cr: Chip recovery factor for the Cowichan sawmill. For Five Year Period commencing January 1, 1994, Cr=0.356 m(3) chips/m(3) log.

         Hv: Actual harvest volume (including waste) from TFL 46 for the applicable Five Year Period.

         Variables W, P and Cr to be adjusted for the Five Year Period commencing January 1, 1999 and each subsequent Five Year Period thereafter to reflect the immediately preceding Five Year Period.

                          PART II - ELK FALLS FACILITY

I.       MINIMUM ANNUAL VOLUME ("MAV"):

         MAV = 240 * 2 * Cr * Lc * 0.5

For 1994,

         MAV      =        240 * 2 * 0.46 * 1,100 * 0.5
                           =        121,440 cubic meters

II.      MINIMUM FIVE YEAR VOLUME ("MFV") (EXAMPLE ONLY):

MFV = lesser of MFV1 or MFV2, calculated as follows:

         MFV1  =  5 * (240 * 2 * Cr * Lc)
                           =        5 * (240 * 2 * 0.46 * 1,100)
                           =        1,214,400 cubic meters

or:

         MFV2 =   Cr * (P * (1.0 - W) * TAAC + R * P1 * TVAC)
                           =        0.46 * (0.305 * (1.0 - 0.042) * 4,094,660 + 0.073 *
                                    0.187 * (5 * 21,172,000)
                           =        1,215,096

III.     DESCRIPTION OF VARIABLES:

         AAC: Annual allowable cut for the applicable year for TFL 47 and the Coastal Forest Licences. For 1994, AAC=818,932 cubic meters.

         TAAC: Annual allowable cut for TFL 47 and the Coastal Forest Licences for the applicable Five Year Period.

         VAC: Annual allowable cut for the Vancouver Forest Region for the applicable year. Assumed to be 21,172,000 m(3) for 1994.

         TVAC: Annual allowable cut for the Vancouver Forest Region for the applicable Five Year Period.

         W: Historic levels of waste charged against the AAC and expressed as a proportion of (harvest plus waste). For Five Year Period commencing January 1, 1994, W=0.042.

         P: Proportion of the total harvest of TFL 47 and the Coastal Forest Licences that is comprised of fir, hemlock and balsam J grade logs. For Five Year Period commencing January 1, 1994, P=0.305.

         P1: Proportion of the Vancouver Log Market volume that is comprised of fir, hemlock and balsam J grade logs. For Five Year Period commencing January 1, 1994, P1=0.187.

         R: Constant representing the purchased sawlogs for Elk Falls sawmill. R=0.073.

         Cr: Chip recovery factor for the Elk Falls sawmill. For Five Year Period commencing January 1, 1994, Cr=0.46 m(3) chips/m(3) log.

         Lc: Average log consumption rate per 8 hour shift for the Elk Falls sawmill. For Five Year Period commencing January 1, 1994, Lc=1,100 m(3).

         Timber Supply Areas referred to above are the Arrowsmith, Fraser, Kingcome, Midcoast, North Coast, Queen Charlotte, Soo, Strathcona and Sunshine Timber Supply Areas and Coastal Forest Licences are those forest licences in the Timber Supply Areas which are included in the Crown Timber Tenures. Variables W, P, P1, Cr and Lc to be adjusted for the Five Year Period commencing January 1, 1999 and each Five Year Period thereafter to reflect the immediately preceding Five Year Period.

                                    PART III

                       1993 AAC (SELECTED FOREST TENURES)

         LICENCE           TIMBER SUPPLY AREA                          AAC (M(3))

         TFL 47                                                        711,000
         TFL 46                                                        558,860
         FL A16870         Queen Charlotte                             24,292
         FL A20913         Strathcona                                  35,720
         FL A29159         Strathcona                                  47,920

                   CHIP AND PULPLOG SUPPLY AGREEMENT AMENDMENT







                                      AMONG

                FLETCHER CHALLENGE CANADA PULP OPERATIONS LIMITED

                                       AND

                                 TFL FOREST LTD.
                            TIMBERWEST FOREST COMPANY







                                 JANUARY 1, 1999

                   CHIP AND PULPLOG SUPPLY AGREEMENT AMENDMENT


THIS AGREEMENT made as of the 1st day of January, 1999.

BETWEEN:

                  FLETCHER CHALLENGE CANADA PULP OPERATIONS LIMITED, a Canadian corporation with an office at 19th Floor, 401 West Georgia Street, Vancouver, British Columbia

                  ("FCCL")

AND:

                  TFL FOREST LTD., a British Columbia company and TIMBERWEST FOREST COMPANY, a partnership of TIMBERWEST FOREST CORP., TFL FOREST LTD. and PFP FOREST LTD., each with an office at 2300 - 1055 West Georgia Street, Vancouver, British Columbia

                  (collectively "TimberWest")

WHEREAS:

A. By an agreement (the "Existing Agreement") entitled "Amended and Restated Chip and Pulplog Supply Agreement" dated the 23rd day of June, 1997 between TimberWest Forest Limited (now TFL Forest Ltd.) and 3264891 Canada Limited and 3264912 Canada Limited (both of which subsequently amalgamated with 3264939 Canada Limited to form 3418146 Canada Limited which is now called Fletcher Challenge Canada Pulp Operations Limited), TimberWest Forest Limited agreed to sell, and 3264891 Canada Limited and 3264912 Canada Limited agreed to purchase, wood chips and pulplogs produced, directly or indirectly, from the coastal facilities and related woodlands operations of TimberWest Forest Limited;

B. Subsequent to January 1, 1998 certain of the obligations of TimberWest Forest Limited under the Existing Agreement were assumed by TimberWest Forest Company, a general partnership consisting of TimberWest Forest Corp. as managing partner and TFL Forest Ltd. (formerly named TimberWest Forest Limited) and PFP Forest Ltd. as the other partners;

C. The parties have agreed to amend the Existing Agreement and reflect the reorganization referred to in Recital B as set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants hereafter set out, the parties agree as follows:

                                   DEFINITIONS

In this Agreement:

         (hh) terms which are defined in the Existing Agreement shall have the respective meanings therein specified unless the context of this Agreement otherwise requires or unless such terms are otherwise defined herein;

         (ii) "Chip and Pulplog Supply Agreement" means the Existing Agreement as amended by this Agreement.


                       MODIFICATION TO ORIGINAL AGREEMENT

Effective January 1, 1998, the Existing Agreement is hereby amended as follows:

         (jj) the Five Year Period beginning on January 1, 1994 shall be shortened to a four year period ending on December 31, 1997 and thereafter a Five Year Period shall be the period beginning on January 1, 1998 and ending on December 31, 2002 and each succeeding five year period thereafter;

         (kk) by deleting Schedule C thereto and substituting therefor the Schedule C attached to this Agreement; and

         (ll) by deleting Schedule D thereto and substituting therefor the Schedule D attached to this Agreement.


                      ADDITION OF TIMBERWEST FOREST COMPANY

The parties agree that:

         (mm) TimberWest Forest Company will hereby become a party to the Existing Agreement, as a joint and several obligant with TFL Forest Ltd.;

         (nn) the term "TimberWest" in the Chip and Pulplog Supply Agreement will hereafter mean TFL Forest Ltd. and TimberWest Forest Company, collectively; and

         (oo) the obligations and liabilities of TFL Forest Ltd. and each of the partners of TimberWest Forest Company under the Chip and Pulplog Supply Agreement are joint and several.

TimberWest Forest Corp., TFL Forest Ltd. and PFP Forest Ltd. confirm that
         TimberWest Forest Corp. as managing partner of TimberWest Forest Company, has full power and authority to carry out the obligations, and exercise the rights, of TimberWest Forest Company under the Chip and Pulplog Supply Agreement and to execute and deliver agreements, notices or other documents on behalf of TimberWest Forest Company.

TimberWest's address for notices, documents or other communications under
         Section 11.2 of the Chip and Pulplog Supply Agreement is currently as follows:

         TimberWest Forest Corp.
         2300 - 1055 West Georgia Street
         Vancouver, British Columbia

         Attention:  Corporate Secretary
         Facsimile No.:  (604) 654-4960


                                     GENERAL

This Agreement forms part of and is to be read together with the Existing Agreement.

Except as expressly set out in this Agreement, the Existing Agreement remains in full force and effect, unamended.

IN WITNESS WHEREOF the parties have executed this Agreement.



FLETCHER CHALLENGE CANADA PULP OPERATIONS LIMITED

Per:  /s/ I. Goodreau
      ----------------------------------

Per:  /s/ W. Costuros
      ----------------------------------



TIMBERWEST FOREST CORP.

Per:  /s/ B. Park
      ----------------------------------

Per:  /s/ L. Promnitz
      ----------------------------------



TFL FOREST LTD.

Per:  /s/ B. Park
      ----------------------------------

Per:  /S/ L. Promnitz
      ----------------------------------



PFP FOREST LTD.

Per:  /s/ B. Park
      ----------------------------------

Per:  /s/ L. Promnitz
      ----------------------------------

                                   SCHEDULE C

                                 TIMBER TENURES

                          PART I - CROWN FOREST TENURES

I.       TREE FARM LICENCES

PROPERTY NO.               DESCRIPTION

TFL No. 46                 West Coast Tree Farm Licence
         TFL No. 47                 Duncan Bay Tree Farm Licence

II.      FOREST LICENCES

PROPERTY NO.               DESCRIPTION

10-960                     Forest Licence A29159
         46-009                     Forest Licence A20913

III.     TIMBER LICENCES

         PROPERTY NO.               DESCRIPTION

         02-995                     Timber Licence T0012
         02-996                     Timber Licence T0018
         02-997                     Timber Licence T0020
         10-957                     Timber Licence T0769
         10-958                     Timber Licence T0883
         36-889                     Timber Licence T0153
         39-381                     Timber Licence T0414
         47-895                     Timber Licence T0911
         47-896                     Timber Licence T0910
         47-897                     Timber Licence T0226
         47-898                     Timber Licence T0257
         47-899                     Timber Licence T0249
         47-900                     Timber Licence T0238
         47-901                     Timber Licence T0213
         47-902                     Timber Licence T0205
         47-903                     Timber Licence T0204
         47-904                     Timber Licence T0196
         47-905                     Timber Licence T0171
         47-906                     Timber Licence T0158
         47-907                     Timber Licence T0155
         47-908                     Timber Licence T0142
         47-909                     Timber Licence T0137
         47-910                     Timber Licence T0129
         47-911                     Timber Licence T0113

                                       43

         47-912                     Timber Licence T0091
         47-913                     Timber Licence T0086
         47-914                     Timber Licence T0077
         47-915                     Timber Licence T0063
         47-916                     Timber Licence T0058
         47-917                     Timber Licence T0042
         47-918                     Timber Licence T0034
         47-919                     Timber Licence T0014
                                    Timber Licence T0153
         10-001                     Timber Licence T0080
         46-001                     Timber Licence T0024
         46-002                     Timber Licence T0039
         46-004                     Timber Licence T0194
         46-005                     Timber Licence T0206
         46-007                     Timber Licence T0228
         46-008                     Timber Licence T0245
         46-009                     Timber Licence T0250
         46-011                     Timber Licence T0264
         46-012                     Timber Licence T0273
         46-013                     Timber Licence T0279*1
         49-001                     Timber Licence T0008
         49-002                     Timber Licence T0017
         49-003                     Timber Licence T0029
         49-004                     Timber Licence T0038
         49-005                     Timber Licence T0049
         49-006                     Timber Licence T0083
         49-007                     Timber Licence T0085
         49-008                     Timber Licence T0118
         49-093                     Timber Licence T0532

NOTES:

*1.      Subject of Cutting Rights Agreement with Husby Forest Products Ltd.



                              PART II - TIMBERLANDS

Fee simple timberlands located outside tree farm licences including those which, as at the date of this Agreement, are owned beneficially by TimberWest Forest Company or separately by one or more of TimberWest Forest Corp., TFL Forest Ltd. or PFP Forest Ltd.

                                   SCHEDULE D

                           MINIMUM VOLUME CALCULATIONS

                           PART I - COWICHAN FACILITY

I.       MINIMUM ANNUAL VOLUME ("MAV"):

         MAV = Cr * P * (1.0 - W) * 0.50 * (AAC + R)

For 1998,

         MAV   = 0.312 * 0.650 * (1.0 - 0.093) * 0.50 * (462,544 + 52,260)
                           = 47,346 cubic meters

II.      MINIMUM FIVE YEAR VOLUME ("MFV") (EXAMPLE):

If Hv < 0.9 * TAAC                  Then X = 0.9 * TAAC
         If Hv > TAAC                       Then X = TAAC
         Otherwise:                                  X = Hv

For example, if Hv = TAAC = 2,794,300

MFV = Cr * P * (1.0 - W) * (Hv + 5R)
           = 0.312 * 0.650 * (1.0 - 0.093) * (2,574,020)
           = 473,464 cubic meters

NOTE: If the Cowichan Facility is replaced as a Minimum Volume Facility with a facility adjacent to tidewater, 1.0 will be substituted for 0.9 in this calculation effective upon such replacement.

III.     DESCRIPTION OF VARIABLES:

         AAC: Annual allowable cut in effect for TFL 46 for the applicable year. For 1998, AAC=462,544 cubic meters.

         TAAC: Annual allowable cut for TFL 46 for the applicable Five Year Period.

         W: Historic levels of waste charged against the AAC and expressed as a proportion of (harvest plus waste). For Five Year Period commencing January 1, 1998, W=0.093.

         P: Proportion of the total harvest of TFL 46 that is comprised of fir, hemlock and balsam sawlogs. For Five Year Period commencing January 1, 1998, P=0.650

         Cr: Chip recovery factor for the Cowichan sawmill. For Five Year Period commencing January 1, 1998, Cr=0.312 m(3) chips/m(3) log.

         Hv: Actual harvest volume (including waste) from TFL 46 for the applicable Five Year Period.

         R: Constant representing non-TFL sawlogs after removal of private land from TFL 46.

         Variables W, P and Cr to be adjusted for the Five Year Period commencing January 1, 2003 and each subsequent Five Year Period thereafter to reflect the immediately preceding Five Year Period.

                          PART II - ELK FALLS FACILITY

I.       MINIMUM ANNUAL VOLUME ("MAV"):

         MAV = 225 * 2 * Cr * Lc * 0.5

For 1998,

         MAV      =        225 * 2 * 0.315 * 1,050 * 0.5
                           =        74,419 cubic meters

II.      MINIMUM FIVE YEAR VOLUME ("MFV") (EXAMPLE ONLY):

MFV =             5 * (225 * 2 * Cr * Lc)
                  =        5 * (225 * 2 * 0.315 * 1,050)
                  =        744,190 cubic meters

III.     DESCRIPTION OF VARIABLES:

         Cr: Chip recovery factor for the Elk Falls sawmill. For Five Year Period commencing January 1, 1998, Cr=0.315 m(3) chips/m(3) log.

         Lc: Average log consumption rate per 8 hour shift for the Elk Falls sawmill. For Five Year Period commencing January 1, 1998, Lc=1,050 m(3).

         Variables CR and Lc are in effect for the Five Year Period commencing January 1, 1998 and are to be adjusted for the Five Year Period commencing January 1, 2003 and each Five Year Period thereafter to reflect the immediately preceding Five Year Period.

                                    PART III

                       1998 AAC (SELECTED FOREST TENURES)

         LICENCE           TIMBER SUPPLY AREA                          AAC (M(3))

         TFL 47                                                        599,888(1)
         TFL 46                                                        462,544(2)
         FL A20913         Strathcona                                  28,380
         FL A29159         Strathcona                                  42,904

         NOTE:

         (1) This AAC is calculated as if the sale of the Queen Charlotte Island portion of TFL 47 and FL 16870 occurred on or before January 1, 1998. No adjustment to be made to this volume when sale occurs.

         (2)  TFL 46 AAC reduction based on the removal of 7,500 hectares.